Exhibit 10 (a) CONFORMED COPY DATED 13 MAY 2020 WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC, WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC, WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC and WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC AS THE BORROWERS MIZUHO BANK, LTD. and NATIONAL WESTMINSTER BANK PLC AS JOINT COORDINATORS HSBC UK BANK PLC, LLOYDS BANK PLC, MIZUHO BANK, LTD., NATIONAL WESTMINSTER BANK PLC, ROYAL BANK OF CANADA, BARCLAYS BANK PLC and SANTANDER UK PLC AS BOOKRUNNERS AND MANDATED LEAD ARRANGERS MUFG BANK, LTD. AS MANDATED LEAD ARRANGER and LLOYDS BANK PLC AS FACILITY AGENT £845,000,000 MULTICURRENCY REVOLVING FACILITIES AGREEMENT 99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com

CONTENTS

Clause		Page
1.	Interpretation	1
2.	The Facilities	24
3.	Purpose	26
4.	Conditions Precedent	26
5.	Utilisation	28
6.	Extension Option	29
7.	Optional Currencies	30
8.	Repayment	31
9.	Prepayment and Cancellation	32
10.	Interest	35
11.	Terms	36
12.	Changes to the Calculation of Interest	36
13.	Tax Gross-Up and Indemnities	38
14.	Increased Costs	46
15.	Mitigation	47
16.	Payment Mechanics	49
17.	Representations	52
18.	Information Covenants	56
19.	Financial Covenants	59
20.	General Covenants	61
21.	Default	68
22.	Role of the Facility Agent, the Arranger and the Reference Banks	72
23.	Evidence and Calculations	81
24.	Fees	81
25.	Indemnities and Break Costs	82
26.	Expenses	84
27.	Amendments and Waivers	84
28.	Changes to the Borrowers	89
29.	Changes to the Lenders	89
30.	Confidentiality and Disclosure of Information	95
31.	Confidentiality of Funding Rates and Reference Bank Quotations	98
32.	Set-Off	99
33.	Pro Rata Sharing	100
34.	Severability	101
35.	Counterparts	101
36.	Notices	101
37.	Language	104
38.	Governing Law	104
39.	Enforcement	104
40.	Contractual recognition of bail-in	104
Schedule 1 Original Parties		106
Schedule 2 Conditions Precedent Documents		107
Schedule 3 Requests		108
Schedule 4 Form Of Transfer Certificate		109
Schedule 5 Form Of Assignment Agreement		112
Schedule 6 Form Of Compliance Certificate		115
Schedule 7 Form Of Increase Confirmation		116
Schedule 8 Timetables		119
Schedule 9 Form Of Subordination Deed		120

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CONFORMED COPY THIS AGREEMENT is dated 13 May 2020. BETWEEN: (1) (a) WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC (registered number 02366923) (“WPDEM”); (b) WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (registered number 03600574) (“WPDWM”); (c) WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC (registered number 02366894) (“WPDSW”); (d) WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC (registered number 02366985) (“WPDSWa”) (each a “Borrower” and WPDSWa together with WPDEM, WPDWM and WPDSW, the “Borrowers”) (2) MIZUHO BANK, LTD. and NATIONAL WESTMINSTER BANK PLC as joint coordinators (the “Joint Coordinators”); (3) BARCLAYS BANK PLC, HSBC UK BANK PLC, LLOYDS BANK PLC, MIZUHO BANK, LTD., NATIONAL WESTMINSTER BANK PLC, ROYAL BANK OF CANADA, and SANTANDER UK PLC as bookrunners and mandated lead arrangers (the “Bookrunners”); (4) MUFG BANK, LTD. as mandated lead arranger (and together with the Bookrunners, the “Arrangers”); (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the “Original Lenders”); and (6) LLOYDS BANK PLC as facility agent (the “Facility Agent”). IT IS AGREED as follows: 1. INTERPRETATION 1.1 Definitions In this Agreement: “Acceptable Bank” means: (a) a Lender (which is not a Defaulting Lender); (b) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or A- or higher by Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other bank or financial institution approved by the Facility Agent (acting reasonably). “Acceptable Jurisdiction” means: (a) the United States of America; (b) the United Kingdom; or (c) any other member state of the European Union or any Participating Member State where such country has long term sovereign credit rating of A- or higher by Standard

& Poor’s Rating Services or A3 or higher from Moody’s Investor Services Limited or A- or higher from Fitch Ratings Ltd. “Act” means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto. “Administrative Party” means an Arranger or the Facility Agent. “Affiliate” means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to National Westminster Bank plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings. “Agent’s Spot Rate of Exchange” means: (a) the Facility Agent’s spot rate of exchange: or (b) (if the Facility Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Facility Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day. “Applicable Accounting Principles” means those accounting principles, standards and practices generally accepted in the United Kingdom and the accounting and reporting requirements of the Companies Act 2006, in each case as used in the Original Financial Statements. “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. “Authority” means The Gas and Electricity Markets Authority established under Section 1 of the Utilities Act 2000. “Available Commitment” means a Lender’s Commitment minus: (a) the Base Currency Amount of its participation in any outstanding Loans; and (b) in relation to any proposed Loans, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Drawdown Date, other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Drawdown Date. “Availability Period” means the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date. 2

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “Balancing and Settlement Code” means the document, as modified from time to time, setting out the electricity balancing and settlement arrangements designated by the Secretary of State and adopted by The National Grid Company plc (Registered No. 2366977) or its successor pursuant to its transmission licence. “Balancing and Settlement Code Framework Agreement” means the agreement of that title, in the form approved by the Secretary of State, as amended from time to time, to which each Borrower is a party and by which the Balancing and Settlement Code is made binding upon each Borrower. “Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof, including, without limitation, the UK bank levy as set out in the Finance Act 2011, the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Swedish bank levy as set out in the Swedish Act on State Support to Credit Institutions (Sw. lag (2008:814) (lag om statligt stöd till kreditinstitut)), or the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012. “Base Currency” means Sterling. “Base Currency Amount” means in relation to a Loan, the amount specified in the Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Drawdown Date or, if later, on the date the Facility Agent receives the Request) as adjusted to reflect any repayment or prepayment of a Loan. “Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; 3

(b) the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”. “Borrower Group” means, in respect of a Borrower, that Borrower and its Subsidiaries (if any). “Break Costs” means the amount (if any), calculated in accordance with Clause 25.4 (Break Costs), which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid. “Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open in London and: (a) if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or (b) if on that day a payment in or purchase of euro is to be made, which is also a TARGET Day. “Code” means the US Internal Revenue Code of 1986. “Commitment” means a Facility A Commitment, Facility B Commitment, Facility C Commitment or Facility D Commitment. “Compliance Certificate” means a certificate substantially in the form of Schedule 5 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants or as otherwise agreed between the relevant Borrower and the Facility Agent. “Confidential Information” means all information relating to each Borrower, each Borrower Group, the Finance Documents or each Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either: (a) any member of a Borrower Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of a Borrower Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 30 (Confidentiality and disclosure of information), or (B) is identified in writing at the time of delivery as non-confidential by any member of a Borrower Group or any of its advisers; or 4

(C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with a Borrower Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate or Reference Bank Quotation. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between a Borrower and the Facility Agent. “Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004. “CRD IV” means: (a) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms. “CTA” means the Corporation Tax Act 2009. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement. “Default” means: (a) an Event of Default; or (b) an event specified in Clause 21 (Default) which would be (with the lapse of time, the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default. “Defaulting Lender” means any Lender: (a) which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Drawdown Date of that Loan in accordance with Clause 5.4 (Advance of Loan); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, 5 unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event, and payment is made within 5 Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Finance Documents (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 stat. 1376 (2010) and all requests, rules, guidelines or directives in connection therewith. “Drawdown Date” means each date on which a Loan is made. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). “Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. 6

“Environmental Law” means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste. “EU Bail-In Legislation Schedule” means the document described as such and published by the LMA (or any successor person) from time to time. “euro” or “euros” or “€” means the single currency of the Participating Member States. “EURIBOR” means in relation to any Loan in euro: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Term of that Loan; or (b) as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. “Event of Default” means an event specified as such in this Agreement. “Existing Facilities” means the multi-currency revolving credit facilities for WPDSW, WPDEM and WPDWM, signed 4 April 2011 and 12 January 2012 between the relevant Borrower and the lenders named therein, each as amended and restated on 29 July 2014. “Facility” means Facility A, Facility B, Facility C or Facility D. “Facility A” means the revolving credit facility made available under this Agreement as described in sub-clause 2.1.1(a) of Clause 2 (The Facilities). “Facility A Commitment” means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan. “Facility B” means the revolving credit facility made available under this Agreement as described in sub-clause 2.1.1(b) of Clause 2 (The Facilities). “Facility B Commitment” means: 7

(a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan. “Facility C” means the revolving credit facility made available under this Agreement as described in sub-clause 2.1.1(c) of Clause 2 (The Facilities). “Facility C Commitment” means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility C Commitment” in Schedule 1 (The Original Parties) and the amount of any other Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan. “Facility D” means the revolving credit facility made available under this Agreement as described in sub-clause 2.1.1(d) of Clause 2 (The Facilities). “Facility D Commitment” means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility D Commitment” in Schedule 1 (The Original Parties) and the amount of any other Facility D Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Facility D Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Facility D Loan” means a loan made or to be made under Facility D or the principal amount outstanding for the time being of that loan. “Facility Office” means the office(s) notified by a Lender to the Facility Agent in writing: (a) on or before the date it becomes a Lender; or (b) by not less than five Business Days’ notice, 8 as the office(s) through which it will perform its obligations under this Agreement. “Fallback Term” means one month. “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means: (a) any letter entered into by reference to a Facility between one or more Administrative Parties and the Borrowers setting out the amount of certain fees referred to in the Agreement; and (b) any agreement setting out fees payable to a Finance Party referred to in Clause 24 (Fees) of this Agreement or under any other Finance Document. “Final Maturity Date” means, in relation to each Facility, subject to Clause 6 (Extension Option), the third anniversary of the Signing Date. “Finance Document” means: (a) this Agreement; (b) a Fee Letter; (c) a Transfer Certificate; or (d) any other document designated as such by the Facility Agent and the Borrowers. “Finance Party” means a Lender or an Administrative Party. 9

“Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed; (b) any acceptance credit; (c) any bond, note, debenture, loan stock or other similar instrument; (d) any redeemable preference share; (e) any finance or capital lease; (f) receivables sold or discounted (otherwise than on a non-recourse basis); (g) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; (h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount); (i) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; (j) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or (k) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above. “Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004. “Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph 12.4.1(b) of Clause 12.4 (Cost of funds). “Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Term of that Loan and which is as of a day which is no more than three days before the Quotation Day. “Holding Company” means in relation to a person, any other person in respect of which it is a Subsidiary. “Impaired Agent” means the Facility Agent at any time when; (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Facility Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or (d) an Insolvency Event has occurred and is continuing with respect to the Facility Agent; 10 unless, in the case of paragraph (a) above; (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event, and payment is made within 5 Business Days of its due date; or (ii) the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question. “Increase Confirmation” means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation). “Increase Lender” has the meaning given to that term in Clause 2.2.1 (Increase). “Increased Cost” means: (a) an additional or increased cost; (b) a reduction in the rate of return from a Facility or under a Finance Document or on a Finance Party’s (or its Affiliate’s) overall capital; or (c) a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document. “Insolvency Event” in relation to a Finance Party means that the Finance Party: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such 11 proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or (j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. “Interpolated Historic Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and (b) the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than three days before the Quotation Day. “Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan, each as of the Specified Time for the currency of that Loan. “ITA” means the Income Tax Act 2007. 12

“Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any jurisdiction in which a member of a Borrower Group or a Holding Company of a Borrower is incorporated; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided under Schedule 2 (Conditions Precedent Documents). “Lender” means: (a) an Original Lender; or (b) any person which becomes a Lender after the date of this Agreement in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement. “LIBOR” means, in relation to any Loan (other than a Loan denominated in euro): (a) the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Term of that Loan; or (b) as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero. “Licence” means: (a) the electricity distribution licence made and treated as granted to the Borrowers under Section 6(1)(c) of the Act pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September, 2001; or (b) any statutory amendment or replacement licence or licences granted pursuant to the Utilities Act 2000 which permit each Borrower to distribute electricity in the area it is certified to operate in. “LMA” means the Loan Market Association. “Loan” means a Facility A Loan, Facility B Loan, Facility C Loan or Facility D Loan. “Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to 13 zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to the reduction). “Margin” means, provided that: (a) at least one of Fitch Ratings Ltd (“Fitch”), Moody’s Investor Services Limited (“Moody’s”) and Standard & Poor’s Ratings Services (“Standard & Poor’s”) has provided a current rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of a Borrower; and (b) no Event of Default is outstanding, the rate set out in the table below: Rating (Moody’s) Rating (Standard Poor’s / & Margin (per annum) Fitch) Lower than Baa3 Lower than BBB- 1.00% Baa3 BBB- 0.80% Baa2 BBB 0.65% Baal BBB+ 0.55% A3 A- 0.45% A2 or higher A or higher 0.35% If: (a) the current Fitch, Moody’s and Standard & Poor’s ratings in respect of a Borrower imply different Margin rates, the Margin shall be the average of the three Margin rates implied; (b) only two of Fitch, Moody’s and Standard & Poor’s provides a rating in respect of the long term, unsecured and non credit-enhanced debt obligations of a Borrower, the Margin shall be the average of the two Margin rates implied; (c) only one of Fitch, Moody’s and Standard & Poor’s provides a rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of a Borrower, that rating alone shall be used to determine the applicable Margin; and (d) none of Fitch, Moody’s nor Standard & Poor’s provides a rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of a Borrower, or if an Event of Default is outstanding, the applicable Margin shall be 1.00% per annum. Any increase or decrease in the Margin shall take effect on (i) three Business Days after the date on which the Fitch, Moody’s and/or Standard & Poor’s rating in respect of the long-term, unsecured and non credit-enhanced debt obligations of a Borrower is published or, as the case may be, changed or withdrawn or (ii) where the Facility Agent receives notice from a Borrower or otherwise becomes aware that an Event of Default has occurred or has ceased to be outstanding, with effect from the date on which such Event of Default occurs or ceases to be outstanding. For the purposes of this definition, an Event of Default being “outstanding” means that it has not been remedied (as evidenced by a Borrower to the Facility Agent (acting reasonably)) or waived. “Material Adverse Effect” means a material adverse effect on: (a) the business, assets or financial condition of a Borrower Group (taken as a whole); 14

(b) the ability of a Borrower to perform its payment obligations under the Finance Documents or its obligations under Clauses 19.3 (Interest Cover) or 19.4 (Asset Cover) of this Agreement; or (c) the validity or the enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. “Material Subsidiary” means, at any time, a Subsidiary of a Borrower whose gross assets or gross revenues (on a consolidated basis and excluding intra-Borrower Group items) then equal or exceed 10 per cent. of the gross assets or gross revenues of the relevant Borrower Group. For this purpose: (a) the gross assets or gross revenues of a Subsidiary of a Borrower will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of that Borrower Group have been based; (b) if a Subsidiary of a Borrower becomes a member of the relevant Borrower Group after the date on which the latest audited financial statements of that Borrower Group have been prepared, the gross assets or gross revenues of that Subsidiary will be determined from its latest financial statements; (c) the gross assets or gross revenues of a Borrower Group will be determined from the relevant Borrower’s latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or gross revenues of any company or business subsequently acquired or disposed of; and (d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the relevant Borrower, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and that Borrower Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not. If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the relevant Borrower will be, in the absence of manifest error, conclusive. “Maturity Date” means the last day of the Term of a Loan. “New Lender” has the meaning given to that term in Clause 29 (Changes to the Lenders). “Non-Consenting Lender” means any Lender who does not and continues not to consent or agree to a Borrower’s or the Facility Agent’s (at the request of the Borrowers) request to give a consent in relation to, or agree to a waiver or amendment of, any provisions of the Finance Documents where Lenders whose Commitments aggregate either: (a) in the case the consent, waiver or amendment in question requires the approval of all the Lenders, Lenders whose Commitments aggregate more than 85% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85% of the Total Commitments prior to that reduction); or (b) in the case the consent, waiver or amendment in question requires the approval of the Majority Lenders, Lenders whose Commitments aggregate more than 60% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 60% of the Total Commitments prior to that reduction), 15 have consented or agreed to such waiver or amendment. “OFGEM” means the Office of Gas and Electricity Markets. “Optional Currency” means any currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies). “Original Financial Statements” means the audited consolidated financial statements of each Borrower for the year ended 31 March 2019. “Participating Member State” means a member state of the European Union that has the euro as its lawful currency under the legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement. “Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004. “PPL” means PPL Corporation, a company incorporated in Pennsylvania, U.S.A. whose head office is in Two North Ninth Street, Allentown, PA18101, Pennsylvania, U.S.A., registered number 2570936. “Pre-approved Currency” means U.S.$ and euro. “Pro Rata Share” means: (a) for the purpose of determining a Lender’s share in a Loan, the proportion which its Available Commitment bears to the Available Facility, in respect of the relevant Facility, immediately prior to making the Loan under that Facility; and (b) for any other purpose on a particular date: (i) the proportion which its aggregate Commitment bears to the Total Commitments on that date; or (ii) if the Total Commitments have been cancelled, the proportion which its aggregate Commitments bore to the Total Commitments immediately before being cancelled. “PUHCA” means the Public Utility Holding Company Act of 2005, as amended, of the United States of America. “Qualifying Lender” has the meaning given to such term in Clause 13.1 (Definitions). “Quasi-Security Interest” has the meaning given to such term in Clause 20.5 (Negative Pledge). “Quotation Day” means, in relation to any period for which an interest rate is to be determined: (a) (if the currency is Sterling) the first day of that period; (b) (if the currency is euro) two TARGET Days before the first day of that period; or (c) (for any other currency) two Business Days before the first day of that period, 16 unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations for that currency and period would normally be given on more than one day, the Quotation Day will be the last of those days). “Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank. “Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks: (a) in relation to LIBOR as either: (i) if: (A) the Reference Bank is a contributor to the applicable Screen Rate; and (B) it consists of a single figure, the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or (ii) in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market; or (b) in relation to EURIBOR: (i) (other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or (ii) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator. “Reference Banks” means the principal London offices of such banks as may be appointed by the Facility Agent in consultation with the Borrowers and with the consent of the bank so appointed. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Relevant Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market. “Repeating Representations” means each of the representations and warranties set out in Clause 17.2 (Status) to Clause 17.8 (Financial Statements) (inclusive), Clause 17.10 (Litigation), Clause 17.12 (Non-Violation of other Agreements) and Clause 17.13 (Governing law and enforcement). 17

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Request” means a request for a Loan, substantially in the form set out in Schedule 3 (Requests). “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “Rollover Loan” means one or more Loans: (a) made or to be made on the same day that a maturing Loan is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan; (c) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 7.2 (Revocation of a currency)), and (d) made or to be made to the same Borrower for the purpose of refinancing that maturing Loan. “Screen Rate” means: (a) in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and (b) in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers. “Secretary of State” means the Secretary of State for Business, Innovation and Skills. “Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect. “Signing Date” means the date of this Agreement. “Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables). “Sterling” and “£” mean the lawful currency of the United Kingdom. “Subordination Deed” means a document in the form set out in Schedule 9 (Form of Subordination Deed) duly completed and executed by the parties thereto. “Subsidiary” means: (a) a subsidiary within the meaning of section 1159 of the Companies Act 2006; and 18

(b) unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single platform and which was launched on 19 November 2007. “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. “Taxes Act” means the Corporation Tax Act 2010. “Tax Payment” means either an increase in a payment made by a Borrower to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity). “Term” means, in respect of a Loan, each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated. “Total Commitments” means the aggregate of the Commitments being £845,000,000 at the date of this Agreement. “Transfer Certificate” means a certificate, substantially in the form of Schedule 4 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and a Borrower. “Transfer Date” means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate. “U.K.” means the United Kingdom of Great Britain and Northern Ireland. “U.K. Bail-In Legislation” means (to the extent that the U.K. is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Unpaid Sum” means any sum due and payable but unpaid by a Borrower under the Finance Documents. “US” means the United States of America. “US Dollars”, “U.S.$” and “U.S.D” means the lawful currency for the time being of the United States of America. 19

“VAT” means: (a) any Tax charged in accordance with the UK Value Added Tax Act 1994, as may be amended or substituted from time to time; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to any U.K. Bail-In Legislation: (i) any powers under that U.K. Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that U.K. Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that U.K. Bail-In Legislation. 1.2 Construction 1.2.1 The following definitions have the meanings given to them in Clause 19 (Financial Covenants): (a) Cash; (b) Cash Equivalent Investments; 20

(c) Consolidated EBITDA; (d) Interest Payable; (e) Measurement Period; (f) Regulatory Asset Base; and (g) Total Net Debt. 1.2.2 In this Agreement, unless the contrary intention appears, a reference to: (a) an “Arranger”, the “Facility Agent” any “Finance Party”, any “Lender” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (b) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly; (c) assets includes present and future properties, revenues and rights of every description; (d) an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation; (e) disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly; (f) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money; (g) know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer; (h) a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality; (i) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; (j) the winding-up of a person includes the administration, dissolution or liquidation or other like process of that person, any composition or arrangement with the creditors, amalgamation, reconstruction, reorganisation or consolidation pursuant to Part XXVI of the Companies Act 2006 proposed or carried out in respect of that person or a company voluntary arrangement pursuant to the Insolvency Act 1986 carried out or proposed in respect of that person; 21

(k) a currency is a reference to the lawful currency for the time being of the relevant country; (l) save as set out in the definition of Margin in Clause 1.1 (Definitions), a Default (other than an Event of Default) being outstanding means that it has not been remedied or waived and an Event of Default being outstanding means that it has not been waived; (m) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation; (n) a Clause, a sub-clause or a Schedule is a reference to a clause or sub-clause of, or a schedule to, this Agreement; (o) a person includes its successors in title, permitted assigns and permitted transferees; (p) a Finance Document or another document is a reference to that Finance Document or other document as amended; and (q) a time of day is a reference to London time. 1.2.3 Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that: (a) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not); (b) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and (c) notwithstanding sub-clause 1.2.3(a) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate. 1.2.4 Unless the contrary intention appears: (a) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement; (b) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and (c) any obligation of a Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of that Borrower is or may be outstanding under the Finance Documents. 1.2.5 The headings in this Agreement do not affect its interpretation. 22

1.3 Third party rights 1.3.1 Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement. 1.3.2 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 23

2. THE FACILITIES 2.1 The Facilities 2.1.1 Subject to the terms of this Agreement, the Lenders make available to: (a) WPDEM, a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Facility A Commitments; (b) WPDWM, a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Facility B Commitments; (c) WPDSW, a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Facility C Commitments; and (d) WPDSWa, a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Facility D Commitments. 2.1.2 For the avoidance of doubt, subject to any increase in Commitments under Clause 2.2 (Increase), the Commitments of each Lender shall be split on a pro rata basis between all of the Facilities. 2.2 Increase 2.2.1 A Borrower may by giving prior notice to the Facility Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of: (a) the Available Commitments of a Defaulting Lender in accordance with sub-clause 9.6.4 of Clause 9.6 (Involuntary prepayment and cancellation); or (b) the Commitments of a Lender in accordance with: (i) Clause 9.1 (Mandatory prepayment - illegality); or (ii) sub-clause 9.6.1 of Clause 9.6 (Involuntary prepayment and cancellation), request that the relevant Commitments be increased (and the relevant Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows: (c) the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the relevant Borrower (each of which shall not be a member of a Borrower Group and which is further acceptable to the Facility Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments; (d) each of the Borrowers and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrowers and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; 24

(e) each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (f) the Commitments of the other Lenders shall continue in full force and effect; and (g) any increase in the Commitments shall take effect on the date specified by the relevant Borrower in the notice referred to above or any later date on which the conditions set out in sub-clause 2.2.2 below are satisfied. 2.2.2 An increase in the Commitments will only be effective on: (a) the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender; and (b) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the relevant Borrower and the Increase Lender. 2.2.3 Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective and that it is bound by that decision to the same extent as it would have been had it been an Original Lender. 2.2.4 Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the relevant Borrower shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of £3,000 and that Borrower shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2. 2.2.5 A Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the relevant Borrower and the Increase Lender in a letter between that Borrower and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph. 2.2.6 Clause 29.5 (Limitation of responsibility of Existing Lender) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to: (a) an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase; (b) the “New Lender” were references to that “Increase Lender”; and (c) a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”. 25

2.2.7 Each Party (other than the Increase Lender) irrevocably authorises the Facility Agent to execute any duly completed Increase Confirmation on its behalf. 2.3 Nature of a Finance Party’s rights and obligations Unless otherwise agreed by all the Finance Parties; 2.3.1 the obligations of a Finance Party under the Finance Documents are several; 2.3.2 failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents; 2.3.3 no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents; 2.3.4 the rights of a Finance Party under or in connection with the Finance Documents are separate and independent rights and a debt arising under the Finance Documents to a Finance Party is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with sub-paragraph 2.3.5 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by a Borrower which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Borrower; and 2.3.5 a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 3. Purpose 3.1 Purpose Each Borrower shall apply all amounts borrowed by it under the relevant Facility towards: (a) the general corporate purposes of the relevant Borrower Group; (b) the refinancing, and any associated costs of such refinancing, of the Existing Facilities; and (c) in compliance with the Licence. 3.2 No obligation to monitor No Finance Party is bound to monitor or verify any amount borrowed pursuant to this Agreement. 4. CONDITIONS PRECEDENT 4.1 Conditions precedent documents 4.1.1 A Request may not be given until the Facility Agent has notified the Borrowers and the Lenders that it has received (or waived receipt of) all of the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent. The Facility Agent shall give this notification to the Borrowers and the Lenders upon being so satisfied. 26

4.1.2 Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in sub- paragraph 4.1.1 above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Drawdown Date for that Loan: 4.2.1 the Repeating Representations are correct in all material respects in respect of the Borrower (and, as applicable, the relevant Borrower Group) delivering the Request; and 4.2.2 no Default or, in the case of a Rollover Loan, no Event of Default in respect of the Borrower (and, as applicable, the relevant Borrower Group) delivering the Request is outstanding or would result from the Loan. 4.3 Conditions relating to Optional Currencies 4.3.1 A currency will constitute an Optional Currency in relation to a Loan if: (a) it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Drawdown Date for that Loan; and (b) it is a Pre-approved Currency or has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Request for that Loan. 4.3.2 If the Facility Agent has received a written request from a Borrower for a currency to be approved under paragraph (b) of sub-clause 4.3.1 above, the Facility Agent will confirm to that Borrower by the Specified Time: (a) whether or not the Lenders have granted their approval; and (b) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Loan in that currency. 4.4 Maximum number 4.4.1 Unless the Facility Agent agrees, a Request in relation to the relevant Facility may not be given if, as a result, there would be: (a) more than 10 Facility A Loans outstanding; (b) more than 10 Facility B Loans outstanding; (c) more than 10 Facility C Loans outstanding; and/or (d) more than 10 Facility D Loans outstanding. 4.4.2 Any Loan made by a single Lender under Clause 7.2 (Revocation of a currency) shall not be taken into account in this Clause 4.4. 27

5. UTILISATION 5.1 Giving of Requests 5.1.1 A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request not later than the Specified Time. 5.1.2 Each Request is irrevocable. 5.2 Completion of Requests 5.2.1 A Request for a Loan will not be regarded as having been duly completed unless: (a) the Borrower and the relevant Facility is identified; (b) the Drawdown Date is a Business Day falling within the Availability Period; (c) the currency and amount of the Loan comply with Clause 5.3 (Currency and amount); (d) the proposed Term complies with this Agreement; and (e) it specifies the account and bank to which the Loan shall be credited. 5.2.2 Only one Loan per Borrower may be requested in a Request. 5.3 Currency and amount 5.3.1 The currency specified in a Request must be either the Base Currency or an Optional Currency. 5.3.2 The amount of the proposed Loan must be: (a) if the currency selected is the Base Currency, a minimum of £5,000,000 and an integral multiple of £1,000,000 or, if less, the Available Facility (or such other amount as the Facility Agent may agree); (b) if the currency selected is an Optional Currency which is a Pre-approved Currency, a minimum of (as applicable): (i) U.S.$5,000,000 and an integral multiple of U.S.$1,000,000; or (ii) €5,000,000 and an integral multiple of €1,000,000, or, in each case, if less, the Available Facility; or (c) if the currency selected is an Optional Currency other than a Pre-approved Currency, the minimum amount (and if required, integral multiple) specified by the Facility Agent pursuant to paragraph (b) of sub-clause 4.3.2 of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility. 5.4 Advance of Loan 5.4.1 The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan. 28

5.4.2 If the conditions set out in this Agreement have been met, and subject to Clause 8.2 (Cashless Rollover), each Lender shall make its participation in each Loan available by no later than 2.00pm on the Drawdown Date through its Facility Office. 5.4.3 Save as set out in sub-clause 5.4.4 below, the amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Drawdown Date. 5.4.4 No Lender is obliged to participate in a Loan if as a result: (a) the Base Currency Amount of its share in the aggregate amount of the Loans would exceed its Commitment; or (b) the Base Currency Amount of the Loans would exceed: (i) the Commitments in respect of a particular Facility; or (ii) the Total Commitments. 5.4.5 The Facility Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 16 (Payment Mechanics), in each case by the Specified Time. 6. EXTENSION OPTION 6.1 The Borrowers may by notice to the Facility Agent (the “Initial Extension Request”) not more than 60 days and not less than 30 days before the first anniversary of the Signing Date, request that the Final Maturity Date in respect of each Facility be extended for a further period of one year. 6.2 The Borrowers may by notice to the Facility Agent (the “Second Extension Request”) no more than 60 days and not less than 30 days before the second anniversary of the Signing Date, request that the Final Maturity Date in respect of each Facility: (a) if the Initial Extension Request has been made, be extended for a further period of one year; or (b) if no Initial Extension Request has been made, be extended for a period of two years, as notified by the Borrowers in the notice to the Facility Agent. 6.3 The Facility Agent must promptly notify the Lenders of any Initial Extension Request or Second Extension Request (an “Extension Request”). 6.4 Each Lender may, in its sole discretion, agree to any Extension Request by notifying the Facility Agent accordingly by the date falling 15 days before the first or second anniversary of the Signing Date (as applicable). 6.5 If any Lender fails to reply to the Facility Agent with respect to an Extension Request on or before the date falling 15 days before the first or second anniversary of the Signing Date as applicable, it will be deemed to have refused that Extension Request and its Commitment will not be extended. 6.6 Subject to Clause 6.9 below, each Extension Request is irrevocable. 29

6.7 The Facility Agent must notify the Borrowers and the Lenders as soon as reasonably practicable (and in any event, not later than the date falling 10 days before the first anniversary or the second anniversary of the Signing Date, as applicable) whether the Lenders have accepted the relevant Extension Request and if one or more (but not all) of the Lenders have agreed to an Extension Request, then the Facility Agent must additionally identify in that notification which Lenders have not agreed to the relevant Extension Request. 6.8 The Borrowers must notify the Facility Agent as soon as reasonably practicable (and in any event, not later than the date falling 5 days before the first anniversary or the second anniversary of the Signing Date, as applicable) whether or not they accept the relevant extension to the Final Maturity Date offered by all of those Lenders who have agreed to such extension pursuant to the relevant Extension Request and, if the Borrowers do wish to accept the offered extension, they shall (on the date of their notification to the Facility Agent pursuant to this Clause 6.8) pay to the Facility Agent (for the account of each extending Lender) an extension fee in an amount equal to 0.05% of the Commitments of each such extending Lender (or such other fee as may otherwise be agreed between the Borrowers, the Facility Agent and the extending Lenders). 6.9 The Borrowers may, on the basis that one or more of the Lenders have not agreed to the Extension Request and no later than the date falling 5 days before the relevant anniversary of the Signing Date, withdraw the request by notice to the Facility Agent which will promptly notify the Lenders of such withdrawal. 6.10 Subject to the Borrowers paying the extension fee described in Clause 6.8 above, the Final Maturity Date (and the relevant Lenders’ Commitments) shall, with regards to those Lenders who have accepted the relevant Extension Request, be extended to the date falling 4 years after the Signing Date (with regards to an Initial Request) or the date falling 5 years after the Signing Date (with regards to a Second Extension Request) with effect from the date of the Borrowers’ notification under Clause 6.8 above of the acceptance of the offered extension. 6.11 In no event shall the Final Maturity Date extend beyond the date falling 5 years after the Signing Date. 7. OPTIONAL CURRENCIES 7.1 Selection 7.1.1 A Borrower must select the currency of a Loan in its Request. A Borrower may select the Base Currency or an Optional Currency for a Loan. 7.1.2 Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than three currencies. 7.2 Revocation of currency 7.2.1 Notwithstanding any other term of this Agreement, if before the Specified Time on any Quotation Day the Facility Agent receives notice from a Lender that: (a) the Optional Currency requested is not readily available to it in the Relevant Market in the amount and for the period required; or (b) participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it, the Facility Agent must give notice to the relevant Borrower to that effect promptly and in any event before the Specified Time on that day. 30

7.2.2 In this event: (a) that Lender must participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made); and (b) the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in the Base Currency during that Term. 7.2.3 Any part of a Loan treated as a separate Loan under this sub-clause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time. 7.2.4 A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this sub-clause. 7.3 Optional Currency equivalents Except as expressly provided in this Agreement, the equivalent in the Base Currency of a Loan or part of a Loan in an Optional Currency for the purposes of calculating: 7.3.1 whether any limit under this Agreement has been exceeded; 7.3.2 the amount of a Loan; 7.3.3 the share of a Lender in a Loan; 7.3.4 the amount of any repayment of a Loan; or 7.3.5 the undrawn amount of a Lender’s Commitment, is its Base Currency Amount. 8. REPAYMENT 8.1 Repayment of Loans 8.1.1 Each Borrower must repay each Loan borrowed by it in full on its Maturity Date. No Loan may be outstanding after the Final Maturity Date. 8.1.2 Subject to the other terms of this Agreement, any amounts repaid under sub-clause 8.1.1 above may be re-borrowed. 8.2 Cashless Rollover 8.2.1 Without prejudice to each Borrower’s obligation under Clause 8.1 above, if one or more Loans are to be made available to the same Borrower under the same Facility: (a) on the same day that a maturing Loan is due to be repaid by that Borrower; (b) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 7.2 (Revocation of currency)); and (c) in whole or in part for the purpose of refinancing the maturing Loan, 31 the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that: (i) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans: (A) that Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and (B) each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and (ii) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans: (A) the relevant Borrower will not be required to make any payment in cash; and (B) each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender’s participation (if any) in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Loan. 9. PREPAYMENT AND CANCELLATION 9.1 Mandatory prepayment - illegality 9.1.1 A Lender must notify the Borrowers promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan. 9.1.2 After notification under clause 9.1.1 above: (a) the relevant Borrowers must repay or prepay the share of that Lender in each Loan made to it on the date specified in clause 9.1.3 below; and (b) the Commitments of that Lender will be immediately cancelled. 9.1.3 The date for repayment or prepayment of a Lender’s share in a Loan will be: (a) the Business Day following receipt by the relevant Borrower of notice from the Lender under sub-clause 9.1.1 above; or (b) if later, the latest date allowed by the relevant law. 9.2 Mandatory prepayment - change of control If, except in the context of a group reorganisation where each Borrower continues to be controlled directly or indirectly by PPL, a Borrower becomes aware of any person (whether 32 alone or together with any associated person or persons) gaining control of that Borrower (for these purposes “associated person” means, in relation to any person, a person who is (i) “acting in concert” (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a “connected” person (as defined in section 1122 of the Taxes Act) of that person and “control” means the relevant person satisfies any of the criteria set out in paragraphs (1)(a) to (c) of Section 1159 of the Companies Act 2006): 9.2.1 within five days of such date, that Borrower shall give notice of such change of control to the Facility Agent; 9.2.2 the Lenders and the relevant Borrower shall immediately enter into negotiations for a period of not more than 45 days from the date of the change of control with a view to agreeing whether the relevant Facility shall continue to be made available and on what terms; 9.2.3 if no such agreement is reached within the said period of 45 days then: (a) any Lender may on 10 days’ notice to the Facility Agent and to the Borrower require the repayment of its share in each Loan and cancel its Commitment; or (b) the Majority Lenders may on 10 days’ notice to the Borrower require repayment in full of all outstanding Loans and cancel the Total Commitments; and 9.2.4 a Lender shall not be obliged to fund any further loans under a Facility (except for a Rollover Loan) during the negotiation period set out in sub-clause 9.2.2, and if no agreement is reached within such negotiation period, during the 10 day notice period set out in sub-clause 9.2.3. 9.3 Voluntary prepayment 9.3.1 A Borrower may, by giving not less than five Business Days’ prior written notice to the Facility Agent, prepay any Loan at any time in whole or in part. 9.3.2 A prepayment of part of a Loan must reduce the Base Currency Amount of that Loan by a minimum amount of £1,000,000. 9.4 Automatic cancellation The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period. 9.5 Voluntary cancellation 9.5.1 A Borrower may, by giving not less than three Business Days’ prior written notice to the Facility Agent, cancel the unutilised amount of the Commitments applicable to its Facility in whole or in part. 9.5.2 Partial cancellation of the relevant Commitments must be in a minimum amount of £5,000,000 and an integral multiple of £1,000,000. 9.5.3 Any cancellation in part shall be applied against the Commitment of each Lender pro rata. 33

9.6 Involuntary prepayment and cancellation 9.6.1 If a Borrower is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, that Borrower may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender. 9.6.2 After notification under sub-clause 9.6.1 above: (a) the relevant Borrower must repay or prepay that Lender’s share in each Loan made to it on the date specified in sub-clause 9.6.3 below; and (b) the Commitments of that Lender will be immediately cancelled. 9.6.3 The date for repayment or prepayment of a Lender’s share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the relevant Borrower in its notification. 9.6.4 (a) If any Lender becomes a Defaulting Lender, a Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent 5 Business Days’ notice of cancellation of the Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 9.7 Re-borrowing of Loans Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan may not be re-borrowed. 9.8 Miscellaneous provisions 9.8.1 Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Facility, Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice. 9.8.2 Unless required otherwise pursuant to this Agreement, all prepayments made under this Agreement, including pursuant to Clause 9.2 (Mandatory prepayment - change of control), shall be applied: (a) pro rata to each Lender’s participation in such Loan; and (b) against the relevant Facility of the Borrower making that prepayment, save that the provisions of this sub-clause 9.8.2 shall not apply to any prepayments made in accordance with sub-clause 9.1.3 or paragraph (a) of sub-clause 9.2.3. 9.8.3 All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs. 34

9.8.4 The Majority Lenders may agree to a shorter notice period for a voluntary prepayment or a voluntary cancellation. 9.8.5 No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement. 9.8.6 Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated. 10. INTEREST 10.1 Calculation of interest The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable: 10.1.1 Margin; and 10.1.2 LIBOR or, in relation to any Loan in euro, EURIBOR. 10.2 Payment of interest Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term. 10.3 Interest on overdue amounts 10.3.1 If a Borrower fails to pay any amount payable by it under the Finance Documents on its due date, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment. 10.3.2 Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably): (a) select successive Terms of any duration of up to three months; and (b) determine the appropriate Quotation Day for that Term. 10.3.3 Notwithstanding sub-clause 10.3.2 above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then: (a) the first Term for that overdue amount will be the unexpired portion of that Term; and (b) the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan. After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-clause 10.3.2 above. 10.3.4 Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable. 35

10.4 Notification of rates of interest The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement. 11. TERMS 11.1 Selection 11.1.1 Each Loan has one Term only. 11.1.2 A Borrower must select the Term for a Loan in the relevant Request. 11.1.3 Subject to the following provisions of this Clause, each Term for a Loan will be one, three or six months or for a period of one to thirty days or any other period agreed between a Borrower and the Lenders. 11.1.4 A Borrower shall not use its right under paragraph 11.1.3 above to select for a Loan a Term of less than one month’s duration more than six times in any calendar year. 11.1.5 A Term for a Loan shall start on the Drawdown Date for that Loan. 11.2 No overrunning the Final Maturity Date If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date. 11.3 Notification The Facility Agent must notify the relevant Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration. 12. CHANGES TO THE CALCULATION OF INTEREST 12.1 Unavailability of Screen Rate 12.1.1 Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Term of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Term of that Loan. 12.1.2 Shortened Term: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for: (a) the currency of a Loan; or (b) the Term of a Loan and it is not possible to calculate the Interpolated Screen Rate, the Term of that Loan shall (if it is longer than the applicable Fallback Term) be shortened to the applicable Fallback Term and the applicable LIBOR or EURIBOR for that shortened Term shall be determined pursuant to the definition of “LIBOR” or “EURIBOR” as applicable. 12.1.3 Shortened Term and Historic Screen Rate: If the Term of a Loan is, after giving effect to paragraph 12.1.2 above, either the applicable Fallback Term or shorter than the applicable Fallback Term and, in either case, no Screen Rate is available for LIBOR or, if applicable EURIBOR for: 36

(a) the currency of that Loan; or (b) the Term of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR or EURIBOR shall be the Historic Screen Rate for that Loan. 12.1.4 Shortened Term and Interpolated Historic Screen Rate: If paragraph 12.1.3 above applies but no Historic Screen Rate is available for the Term of the Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Term of that Loan. 12.1.5 Reference Bank Rate: If paragraph 12.1.4 above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Term of that Loan shall, if it has been shortened pursuant to paragraph 12.1.2 above, revert to its previous length and the applicable LIBOR or EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Term of that Loan. 12.1.6 Cost of funds: If paragraph 12.1.5 above applies but no Reference Bank Rate is available for the relevant currency or Term there shall be no LIBOR or EURIBOR for that Loan and Clause 12.4 (Cost of funds) shall apply to that Loan for that Term. 12.2 Calculation of Reference Bank Rate 12.2.1 Subject to paragraph 12.2.2 below, if LIBOR or EURIBOR (as applicable) is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks. 12.2.2 If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Term. 12.3 Market disruption If before close of business in London on the Quotation Day for the relevant Term, the Facility Agent receives notification from a Lender or Lenders (whose participations in the relevant Loan exceed 50% of that Loan) that the cost to it (or them) of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR then Clause 12.4 (Cost of funds) shall apply to that Loan for the relevant Term. 12.4 Cost of funds 12.4.1 If this Clause 12.4 (Cost of funds) applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Term shall be the percentage rate per annum which is the sum of: (a) the Margin; and (b) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select. 12.4.2 If this Clause 12.4 (Cost of funds) applies and the Facility Agent or the Borrower (i) to whom the relevant Loan is outstanding and/or (ii) which has requested the relevant 37

Loan so require, the Facility Agent and that Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. 12.4.3 Any alternative basis agreed pursuant to paragraph 12.4.2 above shall, with the prior consent of all the Lenders and the relevant Borrower, be binding on all Parties. 12.4.4 If this Clause 12.4 (Cost of funds) applies pursuant to Clause 12.3 (Market disruption) and: (a) a Lender’s Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or (b) a Lender does not supply a quotation by the time specified in sub- clause 12.4.1(b) above, the cost to that Lender of funding its participation in that Loan for that Term shall be deemed, for the purposes of sub-clause 12.4.1 above, to be LIBOR or, in relation to a Loan in euro, EURIBOR. 12.5 Notification to Company If Clause 12.4 (Cost of funds) applies the Facility Agent shall, as soon as is practicable, notify the relevant Borrower(s). 12.6 Break Costs 12.6.1 Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of a Term for that Loan or Unpaid Sum. 12.6.2 Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any term in which they accrue. 13. TAX GROSS-UP AND INDEMNITIES 13.1 Definitions 13.1.1 In this Agreement: “Borrower DTTP Filing” means an H.M. Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which: (a) where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1 (Original Parties), and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (b) where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a 38

Lender and is filed with HM Revenue & Customs within 30 days of the date on which that Treaty Lender becomes a Party as a Lender. “Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. “Qualifying Lender” means: (a) a Lender (other than a Lender within paragraph (b) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or which would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (iii) a Treaty Lender; or 39

(b) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document. “Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax. “Treaty Lender” means a Lender which: (a) is treated as a resident of a Treaty State for the purposes of the Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (c) meets all other conditions which must be met under the Treaty for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, except that for this purpose it shall be assumed that the following are satisfied: (i) any condition which relates (expressly or by implication) to the amounts or terms of any Loan or the Finance Documents or any condition which relates (expressly or by implication) to there not being a special relationship between a Borrower and the Finance Party or between them both and another person; and (ii) any necessary procedural formality. “Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. “UK Non-Bank Lender” means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the assignment agreement or Transfer Certificate which it executes on becoming a Party. 40

13.1.2 Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination. 13.2 Tax gross-up 13.2.1 Each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. 13.2.2 Each Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the relevant Borrower. 13.2.3 If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 13.2.4 A payment shall not be increased under sub-clause 13.2.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due: (a) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (b) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and: (i) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower making the payment a certified copy of that Direction; and (ii) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (c) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and: (i) the relevant Lender has not given a Tax Confirmation to the Borrowers; and (ii) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrowers on the basis that the Tax Confirmation would have enabled the Borrowers to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (d) the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender 41 without the Tax Deduction had that Lender complied with its obligations under sub-clause 13.2.7 or 13.2.10 (as applicable) below. 13.2.5 If a Borrower is required to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. 13.2.6 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 13.2.7 (a) Subject to paragraph (b) below, a Treaty Lender and the Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction. (b) (i) A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (Original Parties); and (ii) A Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport Scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and having done so, that Lender shall be under no obligation pursuant to paragraph (a) above. (c) Each Lender that includes the confirmation described in paragraph 13.2.7(b)(i) above in Schedule 1 (The Original Parties) or the confirmation described in paragraph 13.2.7(b)(ii) above in the documentation which it executes on becoming a Party as Lender, thereby notifies each Borrower that, to the extent that that Lender is a Lender under a Facility made available to that Borrower and the HMRC DT Treaty Passport scheme is to apply in respect of that Lender’s Commitment(s) or its participation in any Loan to that Borrower, that Borrower must file a Borrower DTTP Filing. 13.2.8 A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Borrowers by entering into this Agreement. 13.2.9 A UK Non-Bank Lender shall promptly notify the Borrowers and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation. 42

13.2.10 If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with sub-clause 13.2.7(b) above and: (a) a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (b) a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (i) that Borrower DTTP Filing has been rejected by H.M. Revenue & Customs; or (ii) H.M. Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 30 days of the date of the Borrower DTTP Filing, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction. 13.2.11 Any Lender which has confirmed its scheme reference number and jurisdiction of tax residence in accordance with sub-clause 13.2.7(b) will reasonably promptly notify the Facility Agent and the Borrowers if at any time it ceases to holds a passport under the HMRC DT Treaty Passport scheme or if it ceases to be able to use such passport as a Lender. If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with sub-clause 13.2.7(b) above, no Borrower shall make a Borrower DTTP Filing or file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan, unless the Lender otherwise agrees. 13.2.12 A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Facility Agent for delivery to the relevant Lender. 13.3 Tax indemnity 13.3.1 Except as provided below, the Borrowers must, within three Business Days of demand by the Facility Agent, indemnify a Protected Party against any loss, liability, or cost which that Protected Party determines will be or has been suffered (directly or indirectly) by that Protected Party for or on account of Tax in respect of a Finance Document. 13.3.2 Sub-clause 13.3.1 above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which: (a) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (b) that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party (but not any sum deemed to be received or receivable). 43

13.3.3 Sub-clause 13.3.1 above does not apply to any Tax assessed on a Finance Party to the extent the loss or liability: (a) is compensated for by an increased payment under Clause 13.2 (Tax gross-up); (b) would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 13.2 (Tax gross-up) applied; or (c) relates to a FATCA Deduction required to be made by a Party. 13.3.4 A Protected Party making, or intending to make, a claim under sub-clause 13.3.1 above must promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent will notify the relevant Borrower. 13.4 Tax Credit If a Borrower makes a Tax Payment and the relevant Finance Party determines that: 13.4.1 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and 13.4.2 that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to that Borrower which that Finance Party determines (in its discretion, acting reasonably) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been required to be made by that Borrower. The relevant Finance Party shall take those steps it considers in its opinion reasonable to seek and claim any tax credit. 13.5 Lender Status Confirmation Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to each Borrower, which of the following categories it falls in: 13.5.1 not a Qualifying Lender; 13.5.2 a Qualifying Lender (other than a Treaty Lender); or 13.5.3 a Treaty Lender. If such a Lender fails to indicate its status in accordance with this Clause 13.5 then such New Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Borrowers). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 13.5. 13.6 Stamp taxes The relevant Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except 44 for any such Tax payable in respect of a Transfer Certificate or other transfer or disposal of a Lender’s rights or obligations under a Finance Document. 13.7 VAT 13.7.1 All amounts set out, or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to sub-clause 13.7.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). 13.7.2 If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT. 13.7.3 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. 13.7.4 Any reference in this Clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994). 13.8 FATCA Information 13.8.1 Subject to sub-clause 13.8.3 below, each Party shall, within ten Business Days of a reasonable request by another Party: (a) confirm to that other Party whether it is: (i) a FATCA Exempt Party; or (ii) not a FATCA Exempt Party; (b) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and 45

(c) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime. 13.8.2 If a Party confirms to another Party pursuant to paragraph (a) of sub-clause 13.8.1 above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. 13.8.3 Sub-clause 13.8.1 above shall not oblige any Finance Party to do anything, and paragraph (c) of sub-clause 13.8.1 above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (a) any law or regulation; (b) any fiduciary duty; or (c) any duty of confidentiality. 13.8.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) or (b) of sub-clause 13.8.1 above (including, for the avoidance of doubt, where sub-clause 13.8.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 13.9 FATCA Deduction 13.9.1 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction, or otherwise compensate the recipient of the payment for that FATCA Deduction. 13.9.2 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Facility Agent and the Facility Agent shall notify the other Finance Parties. 14. INCREASED COSTS 14.1 Increased Costs Except as provided below in this Clause, the Borrowers must pay, within three Business Days, to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of: 14.1.1 the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; 14.1.2 compliance with any law or regulation made after the date of this Agreement provided that for the purposes of this Agreement and any other Finance Document, Dodd-Frank shall be deemed to be a law or regulation made after the date of this Agreement; or 46

14.1.3 the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV. 14.2 Exceptions The Borrowers need not make any payment for an Increased Cost to the extent that the Increased Cost is: 14.2.1 compensated for under Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in sub-clauses 13.3.2 and/or 13.3.3 applied); 14.2.2 attributable to a Tax Deduction required by law to be made by a Borrower; 14.2.3 attributable to a FATCA Deduction required to be made by a Party; 14.2.4 attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; 14.2.5 attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) 14.2.6 attributable to Basel III or CRD IV (or any other law or regulation which implements Basel III or CRD IV) where a Finance Party was or reasonably should have been able to calculate that Increased Cost on the date on which it became a Finance Party under this Agreement; 14.2.7 attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy); or 14.2.8 not notified by the relevant Finance Party to the Facility Agent and the relevant Borrower within three Months of that Finance Party becoming aware of such Increased Cost. In this Clause 14, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 13.1 (Definitions). 14.3 Claims A Finance Party intending to make a claim for an Increased Cost must notify the relevant Borrower promptly of the circumstances giving rise to, and the amount of, the claim. 15. MITIGATION 15.1 Mitigation 15.1.1 Each Finance Party must, in consultation with the Borrowers (other than upon the occurrence of an event referred to at paragraph (d) below where no such consultation is required), take all reasonable steps to mitigate any circumstances which arise and which result or would result in any Facility ceasing to be available or: (a) any Tax Payment or Increased Cost being payable to that Finance Party; 47

(b) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; (c) that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or (d) the occurrence of any market disruption event, including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office. 15.1.2 A Finance Party is not obliged to take any step under this Clause 15 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 15.1.3 Each Finance Party must promptly notify the Borrowers of any circumstances as described in paragraphs (a) to (d) of sub-clause 15.1.1 of this Clause 15.1. 15.1.4 The Borrowers must indemnify each Finance Party for all costs and expenses reasonably incurred by it as a result of any step taken under this Clause 15.1. 15.1.5 This Clause does not in any way limit the obligations of the Borrowers under the Finance Documents. 15.2 Substitution Notwithstanding Clause 15.1 (Mitigation), if any circumstances arise which result in: 15.2.1 any Tax Payment or Increased Cost being payable to that Finance Party; 15.2.2 that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; 15.2.3 that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; 15.2.4 the occurrence of any market disruption event; or 15.2.5 any Lender becoming a Non-Consenting Lender, then a Borrower, at its expense, at any time within 180 days after the occurrence of the relevant event or circumstance, so long as no Default is outstanding, may by notice to the Facility Agent and such Finance Party require it (and, if applicable, its Affiliate) to (and to the extent permitted by law such Finance Party or, if applicable, its Affiliate shall) novate pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a bank, financial institution, trust, fund or other entity (a “Replacement Finance Party”) selected by that Borrower, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations of the transferring Finance Party (including the assumption of the transferring Finance Party’s participations or unfunded participations (as the case may be) on the same basis as the transferring Finance Party) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Finance Party’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 29.11 (Pro rata interest settlement)), Break Costs and other amounts payable to such Finance Party under the Finance Documents provided that: 15.2.6 no Borrower shall have the right to replace the Facility Agent; 48

15.2.7 neither the Facility Agent nor such Finance Party shall have any obligation to the Borrowers to find a Replacement Finance Party; 15.2.8 the transfer must take place no later than 14 days after the notice referred to above; 15.2.9 in no event shall such Finance Party be required to pay or surrender to the Replacement Finance Party any of the fees received by such Finance Party pursuant to the Finance Documents; and 15.2.10 the Finance Party shall only be obliged to transfer its rights and obligations pursuant to this Clause 15.2 once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Finance Party. 15.3 Conduct of business by a Finance Party No term of this Agreement will: 15.3.1 interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit or oblige any Finance Party to investigate or claim any Tax Credit; or 15.3.2 oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax. 16. PAYMENT MECHANICS 16.1 Payments to the Facility Agent 16.1.1 On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, that Borrower or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. 16.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies. 16.2 Distributions by the Facility Agent Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 16.3 (Distributions to a Borrower) and Clause 16.4 (Clawback and pre- funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 16.3 Distributions to a Borrower The Facility Agent may (with the consent of the Borrower or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Borrower in or towards payment (on the date 49 and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 16.4 Clawback and pre-funding 16.4.1 Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. 16.4.2 Unless sub-clause 16.4.3 below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds. 16.4.3 If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (a) The Facility Agent shall notify the relevant Borrower of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Facility Agent; and (b) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 16.5 Partial Payment 16.5.1 If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Borrower under the Finance Documents in the following order: (a) first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent under the Finance Documents; (b) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (c) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (d) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. 16.5.2 The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a) to (d) of sub-clause 16.5.1 above. 16.5.3 This Clause will override any appropriation made by any Borrower. 50

16.6 No set-off by Borrowers All payments to be made by a Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 16.7 Business Days 16.7.1 Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). 16.7.2 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 16.8 Currency of account 16.8.1 Subject to sub-clauses 16.8.2 to 16.8.5 below, the Base Currency is the currency of account and payment for any sum due from any Borrower under any Finance Document. 16.8.2 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. 16.8.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. 16.8.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. 16.8.5 Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 16.9 Impaired Agent 16.9.1 If, at any time, the Facility Agent becomes an Impaired Agent, a Borrower or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 16.1 (Payments to the Facility Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents. 16.9.2 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements. 16.9.3 A Party which has made a payment in accordance with this Clause 16.9 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. 51

16.9.4 Promptly upon the appointment of a successor Facility Agent in accordance with Clause 22.12 (Resignation of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 16.9 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 16.2 (Distributions by the Facility Agent). 16.9.5 For the purposes of this Clause 16.9 only, an Acceptable Bank shall include any bank or financial institution approved by the Facility Agent or, if the Facility Agent is an Impaired Agent, the Majority Lenders. 16.10 Disruption to payment systems etc. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred: (a) the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances; (b) the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 27 (Amendments and Waivers); (e) the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 16.10; and (f) the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 17. REPRESENTATIONS 17.1 Representations The representations set out in this Clause are made by each Borrower to each Finance Party on the date of this Agreement. 52

17.2 Status It is a limited liability company, duly incorporated and validly existing under the Companies Act 2006 in England and Wales. 17.3 Powers and authority It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents. 17.4 Legal validity Subject to the Legal Reservations, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation. 17.5 Non-conflict The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with any borrowing or other power or restriction granted or imposed by: 17.5.1 any law or regulation applicable to it and violation of which has or is likely to have a Material Adverse Effect; or 17.5.2 its constitutional documents. 17.6 No default 17.6.1 No Event of Default is outstanding or might reasonably be expected to result from the making of any Loan. 17.6.2 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect. 17.7 Authorisations All authorisations required by it (including any authorisations required under PUHCA or the Act, if any): 17.7.1 in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents; and 17.7.2 to make the Finance Documents admissible in evidence in England and Wales, have been obtained or effected (as appropriate) and are in full force and effect. 17.8 Financial statements Its audited consolidated financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements): 17.8.1 have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and 53

17.8.2 fairly represent its consolidated financial condition as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements. 17.9 No material adverse change Other than as disclosed in writing to the Arrangers prior to the date of this Agreement, there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up. 17.10 Litigation 17.10.1 No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which are reasonably likely to be adversely determined, and if adversely determined, could reasonably be expected to have a Material Adverse Effect. 17.10.2 No judgment or order of a court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect has (to its knowledge) been made against it or any of its Subsidiaries. 17.11 Winding-Up No meeting has been convened for its winding-up and, so far as it is aware, no petition, application or the like is outstanding for its winding-up. 17.12 Non-Violation of other Agreements: Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or is likely to have a Material Adverse Effect on it, any agreement to which it is a party or which is binding on it. 17.13 Governing Law and Enforcement 17.13.1 The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. 17.13.2 Any judgement obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. 17.14 Deduction of Tax It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is: 17.14.1 a Qualifying Lender: (a) falling within paragraph (a)(i) of the definition of Qualifying Lender; or (b) except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of Qualifying Lender; or (c) falling within paragraph (b) of the definition of Qualifying Lender or; 54

17.14.2 a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488). 17.15 No filing or stamp taxes Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents (which for these purposes does not include a Transfer Certificate or other transfer or disposal of a Lender’s rights or obligations under a Finance Document) or the transactions contemplated by the Finance Documents. 17.16 No misleading information Save as disclosed in writing to the Facility Agent and the Arrangers prior to the Signing Date: 17.16.1 any written factual information provided by any member of its Borrower Group or on its behalf was true and accurate in all material respects as at the date of the relevant report or document or as at the date (if any) at which it is stated to be given; 17.16.2 the financial projections provided have been prepared on the basis of recent historical information and on the basis of reasonable assumptions as at the date provided; and 17.16.3 no event or circumstance has occurred or arisen and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in such written information being untrue or misleading in any material respect. 17.17 Pari Passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 17.18 Licence The Licence is in full force and effect and there is no investigation or proceeding current, pending or threatened which could, if adversely determined, result in the termination of the Licence. 17.19 Sanctions 17.19.1 No member of its Borrower Group or, to the knowledge of each Borrower, any director, officer, employee, agent, Affiliate or representative of any member of its Borrower Group: (a) is an individual or entity (the “Person”) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (the “OFAC”), the United Nations Security Council (the “UNSC”), the European Union, Her Majesty’s Treasury (the “HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (b) is located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions. 55

17.19.2 Each Borrower represents for itself and on behalf of other members of its Borrower Group that no member of that Borrower Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (a) to fund any activities of or business with any Person, or in Syria, Cuba, Iran, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of country-wide or territory-wide Sanctions; or (b) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. 17.20 Anti-Corruption Each member of its Borrower Group has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance by that member of the Borrower Group with such laws. 17.21 Times for making representations 17.21.1 The representations set out in this Clause are made by each Borrower on the date of this Agreement. 17.21.2 The Repeating Representations are deemed to be repeated by the relevant Borrower(s) on the date of each Request and the first day of each Term. 17.21.3 When a representation is repeated, it is applied to the circumstances existing at the time of repetition. 18. INFORMATION COVENANTS 18.1 Financial statements 18.1.1 Each Borrower must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests): (a) its audited consolidated financial statements for each of its financial years; and (b) its interim consolidated financial statements for the first half-year of each of its financial years. 18.1.2 All financial statements must be supplied as soon as they are available and: (a) in the case of each Borrower’s audited consolidated financial statements, within 180 days; and (b) in the case of each Borrower’s interim financial statements, within 90 days, of the end of the relevant financial period. 56

18.2 Form of Financial Statement If any financial statement delivered or to be delivered to the Facility Agent under Clause 18.1 is not to be or, as the case may be, has not been prepared in accordance with Applicable Accounting Principles: 18.2.1 the Borrowers and the Facility Agent (acting on the instructions of the Majority Lenders) shall, on the request of the Facility Agent or the Borrowers, negotiate in good faith with a view to agreeing such amendments to the financial ratios and/or the definitions of the terms used in Clause 19 (Financial covenants) as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement; 18.2.2 if amendments are agreed by the Borrowers and the Majority Lenders within 25 days, those amendments shall take effect in accordance with the terms of that agreement; and 18.2.3 if such amendments are not so agreed within 25 days, the Borrowers shall: (a) within 30 days after the end of that 25–day period; and (b) with all subsequent financial statements to be delivered to the Facility Agent under Clause 18.1, deliver to the Facility Agent details of all such adjustments as need to be made to the relevant financial statements to bring them into line with the Companies Act 2006 (as in effect on the date of this Agreement) and Applicable Accounting Principles. 18.3 Compliance Certificate 18.3.1 Each Borrower must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement. 18.3.2 Each Compliance Certificate must be signed by two directors of the relevant Borrower. 18.4 Information - miscellaneous Each Borrower must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests: 18.4.1 copies of all documents despatched by it to its creditors generally (or any class of them) in each case at the same time as they are despatched; 18.4.2 promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of its Borrower Group and which might, if adversely determined, have a Material Adverse Effect; 18.4.3 promptly, details of the loss of the Licence or any communication from OFGEM or other government agency regarding any potential or threatened loss of the Licence; 18.4.4 promptly on receiving them, details of any modification of an Authorisation or other material regulatory notices from OFGEM or other government agency; 18.4.5 a copy of all material information relating to any matter which is reasonably likely to have a Material Adverse Effect which it supplies to, or receives from, any applicable regulatory body (including OFGEM) (at the same time as it is supplied to, or promptly following its receipt from, the applicable regulatory body); 57

18.4.6 written notice of the details of any proposed changes to the Licence as soon as reasonably practicable after becoming aware of the same (other than changes of a formal, minor or technical nature); 18.4.7 within five Business Days of receiving them, details of any change to (or withdrawal of) the ratings, by Fitch, Moody’s or Standard & Poor’s of its long-term, unsecured and non credit-enhanced debt obligations which are relevant to the calculation of the Margin; 18.4.8 each Borrower shall deliver to the Facility Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to that Borrower), actuarial reports in relation to all pension schemes mentioned in sub-clause 20.15.1 of Clause 20.15 (Pensions). This obligation shall apply to only those pension schemes (or groups of the Electricity Supply Pension Scheme) of which that Borrower is at that time a participating employer and to those reports which have been provided to that Borrower; 18.4.9 promptly on request, a list of its then current Material Subsidiaries; and 18.4.10 promptly on request, such further information regarding the financial condition, business and operations of its Borrower Group as any Finance Party through the Facility Agent may reasonably request. 18.5 Notification of Default 18.5.1 Each Borrower must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 18.5.2 Promptly on request by the Facility Agent, a Borrower must supply to the Facility Agent a certificate signed by two of its directors on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it. 18.6 Direct electronic delivery by the Borrowers Each Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 36.5 (Electronic communication) to the extent that Lender and the Facility Agent agree to this method of delivery. 18.7 Know your customer requirements 18.7.1 If: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of a Borrower (or of a Holding Company of a Borrower) after the date of this Agreement; or (c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar 58 identification procedures in circumstances where the necessary information is not already available to it, the relevant Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19. FINANCIAL COVENANTS 19.1 Definitions In this Clause: “Cash” means, at any time, cash denominated in a currency of the United States of America, the United Kingdom, any member state of the European Union or any Participating Member State in hand or at bank and (in the latter case) credited to an account in the name of a member of a Borrower Group with an Acceptable Bank and to which a member of that Borrower Group is alone (or together with other members of that Borrower Group) beneficially entitled and for so long as: (a) that cash is repayable: (i) if that cash is deposited with a Lender, within 180 days after the relevant date of calculation; or (ii) if that cash is deposited with any other lender or financial institution, within 45 days after the relevant date of calculation; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the relevant Borrower Group or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security Interest over that cash other than Security Interests permitted under sub-clause 20.5.3(k) of Clause 20.5 (Negative pledge); and (d) the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the relevant Facility. “Cash Equivalent Investments” means at any time: (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of an Acceptable Jurisdiction or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognised trading market exists; (ii) issued by an issuer incorporated in an Acceptable Jurisdiction; 59

(iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A-l or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating; (d) sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialised equivalent) and accepted by an Acceptable Bank; (e) any investment in money market funds which: (i) have a credit rating of either A-l or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited; (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and (iii) can be turned into cash on not more than 30 days’ notice; or (f) any other debt security approved by the Majority Lenders, in each case, denominated in a currency of an Acceptable Jurisdiction and to which any member of a Borrower Group is alone (or together with other members of that Borrower Group beneficially entitled at that time and which is not issued or guaranteed by any member of that Borrower Group or subject to any Security Interest (other than Security Interests permitted under sub-clauses 20.5.3(l) and (k) of Clause 20.5 (Negative pledge)). “Consolidated EBITDA” means the consolidated net pre-taxation profits of a Borrower Group for a Measurement Period as adjusted by: (a) adding back Interest Payable with respect to that Borrower Group; (b) taking no account of any exceptional or extraordinary item; (c) excluding any amount attributable to minority interests; (d) adding back depreciation and amortisation; and (e) taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of that Borrower Group during that Measurement Period. “Interest Payable” means, in relation to any Measurement Period, all interest payable and similar charges of a Borrower Group expressed in the Base Currency and determined on a consolidated basis in accordance with Applicable Accounting Principles but excluding interest payable or similar charges of that Borrower Group in relation to intra-Borrower Group items, loans from Affiliates and shareholder loans to the extent that such intra-Borrower Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed. “Measurement Period” means each period of 12 months ending on 31 March or 30 September. “Regulatory Asset Base” means at any date, the regulatory asset base of a Borrower for such date as last determined and notified to that Borrower by OFGEM (interpolated as necessary and 60 adjusted for additions to the regulatory asset base and adjusted as appropriate for out-turn inflation / regulatory depreciation). “Total Net Debt” means, at any time, the consolidated Financial Indebtedness of a Borrower Group which is required to be accounted for as debt in the consolidated annual financial statements of that Borrower Group less the aggregate at such time of all Cash or Cash Equivalent Investments held by any member of that Borrower Group excluding intra-Borrower Group items, loans from Affiliates and shareholder loans to the extent that such intra-Borrower Group items, loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed. 19.2 Interpretation 19.2.1 Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements. 19.2.2 Any amount in a currency other than the Base Currency is to be taken into account at its Base Currency equivalent calculated on the basis of: (a) the Agent’s Spot Rate of Exchange on the day the relevant amount falls to be calculated; or (b) if the amount is to be calculated on the last day of a financial period of a Borrower, the relevant rates of exchange used by that Borrower in, or in connection with, its financial statements for that period. 19.2.3 No item must be credited or deducted more than once in any calculation under this Clause. 19.2.4 For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, any calculation under Clause 19.3 (Interest Cover) and Clause 19.4 (Asset Cover) with respect to a certain Borrower shall be calculated using only the financial information applicable to that Borrower and its Borrower Group. 19.3 Interest cover Each Borrower, under its respective Facility, must ensure that the ratio of Consolidated EBITDA to Interest Payable is not, on the last day of each Measurement Period, less than 3 to 1. 19.4 Asset Cover Each Borrower, under its respective Facility, must ensure that on the last day of each Measurement Period, Total Net Debt does not exceed 85% of its Regulatory Asset Base. 20. GENERAL COVENANTS 20.1 General Each Borrower agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each of its Material Subsidiaries or each member of its Borrower Group, the relevant Borrower must ensure that each of its Material Subsidiaries or each of its Subsidiaries, as the case may be, performs that covenant. 61

20.2 Authorisations Each Borrower must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or, subject to the Legal Reservations, for the validity or enforceability of, any Finance Document. 20.3 Compliance with laws Each member of each Borrower Group must comply in all respects with all laws to which it is subject where failure to do so would materially impair its ability to perform its obligations under the Finance Documents. 20.4 Pari passu ranking Each Borrower must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally. 20.5 Negative pledge In this Clause 20.5, “Quasi-Security Interest” means an arrangement or transaction described in sub-clause 20.5.2 below. 20.5.1 Except as provided below, neither a Borrower nor any of its Material Subsidiaries may create or allow to exist any Security Interest or Quasi-Security Interest on any of its assets. 20.5.2 Except as provided below, neither a Borrower nor any of its Material Subsidiaries may: (a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by that Borrower or any Material Subsidiary of that Borrower; (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (d) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. 20.5.3 Sub-clauses 20.5.1 and 20.5.2 do not apply to: (a) any lien arising by operation of law and in the ordinary course of trading; (b) any netting or set-off arrangement entered into by a Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of its Borrower Group; (c) any Security Interest or Quasi-Security Interest created under or in connection with or arising out of the Balancing and Settlement Code or any transactions or arrangements entered into in connection with the management of risks relating thereto; 62

(d) in respect of overdue amounts which have not been overdue for more than 30 days and/or are being contested in good faith, liens arising solely by operation of law or by order of a court or tribunal (or by an agreement of similar effect) and/or in the ordinary course of day to day business or operations; (e) any Security Interest or Quasi-Security Interest arising out of title retention provisions in a supplier’s standard conditions of supply of goods acquired in the ordinary course of business or operations; (f) any Security Interest or Quasi-Security Interest created on any asset acquired after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition, provided that the Security Interest or Quasi-Security Interest is removed or discharged within 6 months of the date of acquisition of such asset; (g) any Security Interest or Quasi-Security Interest outstanding on or over any asset acquired after the date of this Agreement and in existence at the date of such acquisition, provided that the Security Interest or Quasi-Security Interest is removed or discharged within six months of the date of acquisition of such asset; (h) any Security Interest or Quasi-Security Interest created or outstanding on or over any asset of any company which becomes a Material Subsidiary of the relevant Borrower after the date of this Agreement where such Security Interest or Quasi-Security Interest is created prior to the date on which such company becomes a Material Subsidiary of that Borrower and is not created or increased in contemplation of such company being acquired and/or becoming a Material Subsidiary of that Borrower and the Security Interest or Quasi-Security Interest is removed or discharged within six months of the date of such company becoming a Material Subsidiary of that Borrower; (i) any Quasi-Security Interest arising as a result of a disposal which is a disposal permitted under sub-clause 20.6.2; (j) any netting arrangements under any swap or other hedging transaction which is on standard market terms; (k) any Security Interest or Quasi-Security Interest over bank accounts of a Borrower in favour of the account holding bank with whom it maintains a banking relationship in the ordinary course of trade and granted as part of that bank’s standard terms and conditions; (l) any Security Interest or Quasi-Security Interest created or outstanding with the prior approval of the Majority Lenders; and (m) any Security Interest or Quasi-Security Interest created or outstanding on or over assets of each Borrower or any of its Material Subsidiaries provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security Interest created or outstanding under this exception on or over such assets shall not at any time exceed £25,000,000 or its equivalent in respect of any Borrower Group. 63

20.6 Disposals 20.6.1 Except as provided below, no member of a Borrower Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets (other than cash) where the higher of the market value and the net consideration receivable (when aggregated with the higher of the market value and the net consideration receivable from any previous disposal by members of that Borrower Group) exceeds £5,000,000 (or its equivalent) in total during the term of this Agreement in respect of any Borrower Group. 20.6.2 Sub-clause 20.6.1 does not apply to: (a) any disposal made in the ordinary course of day to day business or operations of the disposing entity (including, without limitation, disposals of subsidiaries or lines of business, provided that this shall not include a disposal of the core electricity distribution business); (b) disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of the relevant Person’s business or operations; (c) any realisation of investments acquired, purchased or made by the temporary application of funds not immediately required in the relevant Person’s business or operations; (d) the exchange of assets for other assets of a similar or superior nature and value (other than an exchange of a non-cash asset for cash), or the sale of assets on normal commercial terms for cash which is payable in full on the completion of the sale and is to be, and is, applied in or towards the purchase of similar assets within 12 months of that disposal (or, if contractually committed to be used within 12 months, are actually used within 18 months of that disposal); (e) the disposal of assets by one wholly-owned Subsidiary of a Borrower to another of its wholly-owned Subsidiaries or (if the consideration for the disposal does not exceed a normal commercial consideration) to a Borrower by one of its Subsidiaries; (f) disposals in connection with sale-and-leaseback or sale and repurchase transactions or any other form of “off balance sheet” financing, provided that the aggregate book value (in the books of the disposing party) of all assets the subject of all such disposals made during the period commencing on the date of this Agreement and ending on the date when no amount remains to be lent or remains payable under this Agreement shall not exceed £50,000,000 in respect of any Borrower Group; (g) any disposal which the Majority Lenders shall have agreed shall not be taken into account; (h) arising as a result of any Security Interest or Quasi-Security Interest permitted under sub-clause 20.5.3 above; (i) the application or disposal of cash not otherwise prohibited under the Finance Documents; (j) any disposal by a member of a Borrower Group compulsorily required by law or regulation having the force of law or any order of any government entity 64 made thereunder and having the force of law provided that and to the extent permitted by such law or regulation: (i) such disposal is made for fair market value; and (ii) such disposal does not have a Material Adverse Effect. 20.7 Environmental matters 20.7.1 Each Borrower will and will ensure that its Material Subsidiaries will comply with all applicable Environmental Law and other regulations, orders or other law applicable to the conduct of the business of the supply or distribution of electricity, in each case, where failure to do so would have a Material Adverse Effect. 20.7.2 Each Borrower will, promptly upon becoming aware of the same, inform the Facility Agent in writing of: (a) any Environmental Claim against any member of its Borrower Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of its Borrower Group, where the claim, if determined against that member of the Borrower Group, would have a Material Adverse Effect. 20.8 Insurance Each member of a Borrower Group must insure its business and assets with insurance companies to such an extent and against such risks as that member of the Borrower Group reasonably considers to be appropriate, having regard to the insurance arrangements of companies engaged in similar business. 20.9 Merger 20.9.1 No Borrower shall enter into any amalgamation, demerger, merger or corporate reconstruction. 20.9.2 Clause 20.9.1 above shall not apply to any sale, lease, transfer or other disposal permitted pursuant to Clause 20.6 (Disposals). 20.10 Change of business Each Borrower shall procure that no substantial change is made to the general nature of the business of that Borrower or its Borrower Group from that carried on at the date of this Agreement. 20.11 Acquisitions 20.11.1 Except as provided below, no Borrower or any of its Material Subsidiaries may acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them). 65

20.11.2 Provided that no Event of Default is outstanding on the date of the acquisition and none would occur as a result of the acquisition, sub-clause 20.11.1 does not apply to: (a) an acquisition by a member of a Borrower Group of an asset sold, leased, transferred or otherwise disposed of by another member of that Borrower Group as permitted under sub-clause 20.6.2 of Clause 20.6 (Disposals) above; (b) an acquisition where the consideration (including associated costs and expenses) for the acquisition (when aggregated with the consideration (including associated costs and expenses) for any other acquisition permitted under this paragraph) during the term of this Agreement does not exceed 2.5% of the sum of the issued share capital, share premium and consolidated reserves (including retained earnings) of the relevant Borrower, as shown by its most recent audited consolidated financial statements; and (c) any acquisition which the Majority Lenders shall have consented to in writing. 20.12 Prohibition on the Debt Purchase Transactions No Borrower shall, and each Borrower shall procure that each other member of its Borrower Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) and (c) of the definition of Debt Purchase Transaction. 20.13 Prohibition on Subsidiary Financial Indebtedness Each Borrower shall procure that no member of its Borrower Group (other than that Borrower) will incur or allow to remain outstanding any Financial Indebtedness unless the relevant member of its Borrower Group is a special purpose vehicle incorporated solely for the purpose of incurring such Financial Indebtedness and which does not undertake any other activities. 20.14 Arm’s-length transactions No Borrower shall (and each Borrower shall ensure that no member of its Borrower Group will) enter into any transaction with any person except on arm’s-length terms and for full market value, unless to do so would be in contravention of the Licence, provided that if, at any time, the Licence is not in effect, no Borrower shall (and each Borrower shall ensure no member of its Borrower Group will) enter into any transaction with any person except on arm’s-length terms and for full market value. 20.15 Pensions 20.15.1 Each Borrower shall ensure that no action or omission is taken by any member of its Borrower Group in relation to a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme). 20.15.2 Except for in respect of WPDSWa of the Western Power Utilities Pension Scheme and the Infralec 92 Scheme, the WPD Group of the Electricity Supply Pension Scheme (and in the case of merger, the CN Group of the ESPS) each Borrower shall ensure that no member of its Borrower Group is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer. 66

20.15.3 Each Borrower shall promptly notify the Facility Agent of any material change in the rate of contributions payable to any of the pension schemes mentioned in sub-clause 20.15.2 above paid or required (by law or otherwise). 20.15.4 Each Borrower shall immediately notify the Facility Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of its Borrower Group. 20.15.5 Each Borrower shall immediately notify the Facility Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions & Regulator. 20.16 Licence Each Borrower will at all times: 20.16.1 comply with the terms of the Licence in all material respects; 20.16.2 without prejudice to the generality of sub-clause 20.16.1 above, comply with the ring fencing provisions of the Licence in all respects; and 20.16.3 not take any action or make any omission which is reasonably likely to result in the revocation or termination of the Licence. 20.17 Investment Grade Rating Each Borrower shall procure that its long-term, unsecured and non credit-enhanced debt obligations shall be rated Baa3/BBB-, or such higher rating as required by the Licence, or above, by at least one of Fitch, Moody’s and Standard and Poor’s and shall not be rated below Baa3/BBB-, or such higher rating as required by the Licence, by any of Fitch, Moody’s or Standard and Poor’s. 20.18 Sanctions 20.18.1 No Borrower, nor any other member of its Borrower Group, shall be the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (the “OFAC”), the United Nations Security Council (the “UNSC”), the European Union, Her Majesty’s Treasury (the “HMT”), or other relevant sanctions authority (collectively, “Sanctions”), and no member of a Borrower Group shall be located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions. 20.18.2 Each Borrower undertakes that no member of its Borrower Group will, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (the “Person”): (a) to fund any activities of or business with any Person, or in Syria, Cuba, Iran, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of country-wide or territory-wide Sanctions; or (b) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. 20.18.3 Each Borrower shall ensure that the source of any funds for discharging its obligations under this Agreement is not obtained from any designated target of any Sanctions or 67 any of Syria, Cuba, Iran, North Korea, Sudan or any other country or territory, that, at the time of such payment, is the subject of country-wide or territory-wide Sanctions. 20.18.4 Any provision of this Clause 20.18 or Clause 17.19 (Sanctions) shall not apply to or in favour of any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law. 20.18.5 For the purposes of this Clause 20.18, “Blocking Law” means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the U.K.); (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or (c) any similar blocking or anti-boycott law in the U.K. 20.19 Anti-Corruption 20.19.1 No Borrower shall (and each Borrower shall ensure that no other member of its Borrower Group will) use the proceeds, or cause or permit the proceeds of any Loan to be used, directly or indirectly, in any way that would be in breach of applicable anti-corruption laws. 20.19.2 Each Borrower shall (and shall ensure that each other member of its Borrower Group will): (a) conduct its businesses in compliance with applicable anti-corruption laws; and (b) maintain policies and procedures designed to promote and achieve compliance with such laws. 20.20 FSMA Each Borrower shall promptly notify the Facility Agent if it is or becomes a relevant financial institution (an “RFI”) as defined in The Financial Services and Markets Act 2000 (Excluded Activities and Prohibitions) Order 2014 (EAPO) and the date on which it became an RFI. 21. DEFAULT 21.1 Events of Default Each of the events set out in this Clause is an Event of Default. 21.2 Non-payment A Borrower fails to pay any sum payable under any Finance Document when due unless its failure to pay is caused by: (a) administrative or technical error; or (b) a Disruption Event, and payment is made within five Business Days of its due date. 68

21.3 Breach of other obligations 21.3.1 A Borrower does not perform or comply with its obligations under Clause 19 (Financial Covenants), Clause 20.5 (Negative pledge), Clause 20.6 (Disposals) or Clause 20.11 (Acquisitions). 21.3.2 A Borrower does not perform or comply with any of its obligations, other than those described in sub-clause 21.3.1 above, under any Finance Document or any representation or warranty by that Borrower in this Agreement or in any document delivered under it is or proves to have been incorrect when made or deemed repeated, unless the non-compliance or circumstances giving rise to the misrepresentation, as the case may be, is capable of remedy and is not remedied within 20 Business Days of the earlier of the Facility Agent giving notice requiring the same to be remedied and that Borrower becoming aware of such non-compliance or misrepresentation, as the case may be. 21.4 Cross-default 21.4.1 Subject to Clause 21.15.2: (a) any Financial Indebtedness (excluding intra-Borrower Group Financial Indebtedness and any shareholder loans) of any member of a Borrower Group is not paid when due nor within any originally applicable grace period. (b) any Financial Indebtedness (excluding intra-Borrower Group Financial Indebtedness and any shareholder loans) of any member of a Borrower Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) any commitment for any Financial Indebtedness (excluding intra-Borrower Group Financial Indebtedness and any shareholder loans) of any member of a Borrower Group is cancelled or suspended by a creditor of that member of that Borrower Group as a result of an event of default (however described). (d) any creditor of any member of a Borrower Group becomes entitled to declare any Financial Indebtedness (excluding intra-Borrower Group Financial Indebtedness and any shareholder loans) of any member of that Borrower Group due and payable prior to its specified maturity as a result of an event of default (however described). 21.4.2 No Event of Default will occur under this Clause 21.4 unless and until the aggregate amount of such Financial Indebtedness falling within Clause 21.4.1 above is more than £20,000,000 or its equivalent in any other currency or currencies in respect of any Borrower Group. 21.5 Insolvency 21.5.1 Any of the following occurs in respect of a Borrower: (a) it is unable to pay its debts generally as they fall due or it is deemed by a court of competent jurisdiction to be insolvent; (b) it suspends making payments on all or any class of its debts or publicly announces an intention to do so; 69

(c) by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of its creditors for the general rescheduling of its indebtedness; or (d) a moratorium is declared in respect of any of its indebtedness. 21.5.2 If a moratorium occurs in respect of a Borrower, the ending of the moratorium will not remedy any Event of Default caused by the moratorium. 21.6 Insolvency proceedings 21.6.1 Except as provided below, any of the following occurs in respect of a Borrower: (a) a suspension of payments, a moratorium of any indebtedness or a reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise); (b) any person presents a petition for its winding-up, administration or dissolution; (c) an order for its winding-up, administration or dissolution is made; (d) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; (e) its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; (f) enforcement of any Security Interest over any of its assets; or (g) any other analogous step or procedure is taken in any jurisdiction. 21.6.2 Sub-clause 21.6.1 does not apply to: (a) a petition for winding-up presented by a creditor which is being actively contested in good faith and with due diligence and with a reasonable prospect of success; or (b) a voluntary solvent winding-up, amalgamation, reconstruction or reorganisation or otherwise part of a solvent scheme of arrangement, in each case which is on terms approved by the Majority Lenders. 21.7 Creditors’ process A distress, attachment, execution or other legal process material in relation to a Borrower’s ability to perform its payment obligations under this Agreement is levied, enforced or sued out on or against the assets of that Borrower. No Event of default will occur under this Clause if the distress, attachment, execution or other legal process is being contested in good faith and with due diligence and is discharged within 30 days. 70

21.8 Licence Either: 21.8.1 notice is given to revoke or terminate the Licence unless such termination is being contested in good faith and such notice is revoked or cancelled within 14 days of notice being given; or 21.8.2 the Licence is revoked, in either case, other than in circumstances which permit a Borrower or its Subsidiaries to carry on the distribution business of that Borrower either without a licence as a result of any change in the Act or regulatory regime or with a new licence, permitting the distribution of electricity in the authorised areas covered by the Licence, issued under the Act or pursuant to the Utilities Act, 2000. 21.9 Balancing and Settlement Code 21.9.1 A Borrower ceases to be a party to the Balancing and Settlement Code Framework Agreement other than in circumstances where that Borrower is able to carry on its distribution business; or 21.9.2 a Borrower breaches the Balancing and Settlement Code and such breach has or is reasonably likely to have a Material Adverse Effect. 21.10 Unlawfulness and invalidity 21.10.1 It is or becomes unlawful for a Borrower to perform any of its obligations under the Finance Documents in any material respect. 21.10.2 Any obligation or obligations of a Borrower under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. 21.11 Cessation of business A Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal permitted by Clause 20.6 (Disposals). 21.12 Repudiation and rescission of agreements A Borrower (or any other relevant party other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document. 21.13 Ownership of other Borrower Group companies A Borrower ceases to own (directly or indirectly) 100% of the shares in any of its Subsidiaries: (a) which is engaged in the core electricity distribution business; or (b) in respect of which it has any actual or contingent financial obligations other than as a result of a solvent liquidation or reorganisation so long as any payments or assets distributed as a result of such solvent liquidation or 71 reorganisation are distributed to other members of the relevant Borrower Group. 21.14 Material Adverse Effect Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect. 21.15 Acceleration 21.15.1 If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the relevant Borrower: (a) cancel the relevant Available Commitments of each Lender whereupon such Available Commitment shall immediately be cancelled and the relevant Facility shall immediately cease to be available for further utilisation; and/or (b) declare that all or part of any amounts outstanding under the Finance Documents are: (i) immediately due and payable; and/or (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders. Any notice given under this sub-clause will take effect in accordance with its terms. 21.15.2 Notwithstanding any other provisions of this Agreement, any Default or Event of Default in relation to a Borrower or any member of its Borrower Group shall not: (a) constitute a Default or Event of Default; or (b) have the effect of cross-Default pursuant to Clause 21.4, in each case, in respect of any other Borrower or member of its Borrower Group (unless a Default or Event of Default has separately arisen with respect to that other Borrower or such other Borrower’s Borrower Group in its own right). 21.15.3 Any acceleration pursuant to this Clause 21.15 shall only apply to such defaulting Borrower or member of its Borrower Group and not to any other Borrower or member of such Borrower’s Borrower Group (unless a Default or Event of Default has separately arisen with respect to that other Borrower or such Borrower’s Borrower Group in its own right). 22. ROLE OF THE FACILITY AGENT, THE ARRANGER AND THE REFERENCE BANKS 22.1 Appointment of the Facility Agent 22.1.1 Each of the Arrangers and the Lenders irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents. 22.1.2 Each of the Arrangers and the Lenders irrevocably authorises the Facility Agent to: (a) perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions that are specifically given to the Facility 72

Agent under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and (b) execute each Finance Document expressed to be executed by the Facility Agent. 22.2 Instructions 22.2.1 The Facility Agent shall: (a) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by: (i) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (ii) in all other cases, the Majority Lenders; and (b) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above. 22.2.2 The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. 22.2.3 Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. 22.2.4 The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. 22.2.5 In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. 22.2.6 The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 22.3 Duties of the Facility Agent 22.3.1 The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature. 22.3.2 Subject to clause 22.3.3 below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party. 73

22.3.3 Without prejudice to Clause 29.9 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrowers), clause 22.3.3 above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation. 22.3.4 Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. 22.3.5 If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. 22.3.6 If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties. 22.3.7 The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 22.4 Role of the Arrangers Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party in connection with any Finance Document. 22.5 No fiduciary duties 22.5.1 Nothing in any Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. 22.5.2 No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 22.6 Business with Borrower Groups No Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of a Borrower Group. 22.7 Rights and discretions 22.7.1 The Facility Agent may: (a) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (b) assume that: (i) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (ii) unless it has received notice of revocation, that those instructions have not been revoked; and (c) rely on a certificate from any person: 74

(i) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (ii) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate. 22.7.2 The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (a) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.2 (Non-payment)); and (b) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised. 22.7.3 The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. 22.7.4 Without prejudice to the generality of sub-clause 22.7.3 above or sub-clause 22.7.5 below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary. 22.7.5 The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. 22.7.6 The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents. 22.7.7 Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. 22.7.8 Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. 22.7.9 Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 75

22.8 Responsibility for documentation 22.8.1 No Administrative Party is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, any Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 22.9 No duty to monitor The Facility Agent shall not be bound to enquire: 22.9.1 whether or not any Default has occurred; 22.9.2 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or 22.9.3 whether any other event specified in any Finance Document has occurred. 22.10 Exclusion of liability 22.10.1 Without limiting sub-clause 22.10.2 below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for: (a) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (b) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (c) without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of: (i) any act, event or circumstance not reasonably within its control; or 76

(ii) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. 22.10.2 No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this sub-clause 22.10.2 subject to Clause 1.3(Third party rights) and the provisions of the Third Parties Act. 22.10.3 The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose. 22.10.4 Nothing in this Agreement shall oblige an Administrative Party to carry out: (a) any "know your customer" or other checks in relation to any person; or (b) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Administrative Party. 22.10.5 Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages. 22.11 Lenders’ indemnity to the Facility Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility 77

Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 16.10 (Disruption to payment systems etc.), notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Borrower pursuant to a Finance Document). 22.12 Resignation of the Facility Agent 22.12.1 The Facility Agent may resign and appoint one of its Affiliates acting through an office in the U.K. as successor by giving notice to the Lenders and the Borrowers. 22.12.2 Alternatively the Facility Agent may resign by giving 30 days' notice to the Lenders and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Facility Agent. 22.12.3 If the Majority Lenders have not appointed a successor Facility Agent in accordance with sub-clause 22.12.2 above within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrowers) may appoint a successor Facility Agent (acting through an office in the U.K.). 22.12.4 If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under sub-clause 22.12.3 above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 22 and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties. 22.12.5 The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. 22.12.6 The Facility Agent's resignation notice shall only take effect upon the appointment of a successor. 22.12.7 Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph 22.12.5 above) but shall remain entitled to the benefit of Clause 25.2 (Other Indemnities) and this Clause 22 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 22.12.8 After consultation with the Borrowers, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with sub-clause 22.12.2 above. In this event, the Facility Agent shall resign in accordance with sub-clause 22.12.2 above. 78

22.12.9 The Facility Agent shall resign in accordance with sub-clause 22.12.2 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to clause 22.12.3 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either: (a) the Facility Agent fails to respond to a request under Clause 13.8 (FATCA information) and the Borrowers or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (b) the information supplied by the Facility Agent pursuant to Clause 13.8 (FATCA information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (c) the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Facility Agent, requires it to resign. 22.13 Confidentiality 22.13.1 In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. 22.13.2 If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it. 22.14 Relationship with the Lenders 22.14.1 Subject to Clause 29.11 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (a) entitled to or liable for any payment due under any Finance Document on that day; and (b) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. 22.14.2 Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other 79 information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (b) of sub-clause 36.5.1 and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 22.15 Credit appraisal by the Lenders Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Administrative Parties that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: 22.15.1 the financial condition, status and nature of each member of any Borrower Group; 22.15.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; 22.15.3 whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and 22.15.4 the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 22.16 Facility Agent's management time Any amount payable to the Facility Agent under Clause 25.2 (Other Indemnities), Clause 26 (Expenses) and Clause 22.11 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 24 (Fees). 22.17 Deduction from amounts payable by the Facility Agent If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 22.18 Role of Reference Banks 22.18.1 No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent. 80

22.18.2 No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct. 22.18.3 No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 22.18 subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act. 22.19 Third party Reference Banks A Reference Bank which is not a Party may rely on Clause 22.18 (Role of Reference Banks), Clause 27.2 (Exceptions) and Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act. 23. EVIDENCE AND CALCULATIONS 23.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 23.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 23.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 24. FEES 24.1 Agency fee The Borrowers must pay to the Facility Agent for its own account an annual agency fee in the manner agreed between the Facility Agent and the Borrowers. 24.2 Upfront fees The Borrowers must pay to the Facility Agent (for the account of each Original Lender) the upfront fees as set out in a Fee Letter. 24.3 Co-ordination fee The Borrowers must pay a co-ordination fee in the manner agreed between the Joint Coordinators and the Borrowers. 81

24.4 Commitment fee 24.4.1 Each Borrower must, with respect to its Facility, pay to the Facility Agent for the account of each Lender a commitment fee computed at the rate of 35 per cent. of the applicable Margin on the undrawn, uncancelled amount of each Lender’s Commitments under the relevant Facility for the Availability Period, calculated from the date of this Agreement. 24.4.2 The commitment fee is payable quarterly in arrear during the Availability Period and on the last day of the Availability Period. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full. 24.4.3 No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 24.5 Utilisation fee 24.5.1 Each Borrower must pay to the Facility Agent for the account of each Lender a utilisation fee computed at the rate of 0.075 per cent. per annum on the aggregate principal amount of the Loans under its Facility for each day on which the aggregate Base Currency Amount of all Loans is less than 33.3 per cent. of the relevant total Commitments under its relevant Facility. 24.5.2 Each Borrower must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of 0.15 per cent. per annum on the aggregate principal amount of the Loans under its Facility for each day on which the aggregate Base Currency Amount of all Loans equals or exceeds 33.3 per cent. of the relevant total Commitments under its relevant Facility. For the avoidance of doubt, the fee described in sub clause 24.5.1 above is not payable in respect of any day for which the fee described in this sub clause 24.5.2 is payable. 24.5.3 Each Borrower must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of 0.30 per cent. per annum on the aggregate principal amount of the Loans under its Facility for each day on which the Base Currency Amount of all Loans equals or exceeds 66.6 per cent. of the relevant total Commitments under its relevant Facility. For the avoidance of doubt, the fees described in sub-clauses 24.5.1 and 24.5.2 above are not payable in respect of any day for which the fee described in this sub-clause 24.5.3 is payable. 24.5.4 Utilisation fee is payable on the amount of each Lender’s share in the relevant Loans. 24.5.5 Accrued utilisation fee is payable quarterly in arrear. Accrued utilisation fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full. 25. INDEMNITIES AND BREAK COSTS 25.1 Currency indemnity 25.1.1 The Borrowers must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of: (a) that Finance Party receiving an amount in respect of that Borrower’s liability under the Finance Documents; or 82

(b) that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document. 25.1.2 Unless otherwise required by law, each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable. 25.2 Other indemnities The Borrowers shall within 15 days of demand indemnify the Facility Agent and each Lender against any funding or other cost, loss, expense or liability in an amount certified by it in reasonable detail (together with documentation in support) sustained or incurred by it as a direct result of: 25.2.1 the occurrence of any Event of Default; 25.2.2 (other than by reason of negligence or default by a Finance Party) a Loan not being made after a Request has been delivered for that Loan; or 25.2.3 the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of a Loan or overdue sum due from that Borrower otherwise than on the Final Maturity Date or Maturity Date of that Loan or, in the case of an overdue sum, the last day of an interest period relating to that overdue sum, as the case may be or a Loan or any part thereof not being prepaid in accordance with a notice of prepayment. 25.3 Indemnity to the Facility Agent The Borrowers shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of: 25.3.1 investigating any event which it reasonably believes is a Default; 25.3.2 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or 25.3.3 instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. 25.4 Break Costs 25.4.1 The Borrowers must pay to each Lender its Break Costs within three Business Days of demand. 25.4.2 Break Costs are the amount (if any) determined by the relevant Lender by which: (a) the interest (excluding Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term; exceeds (b) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the 83 appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term. 25.4.3 Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Clause. 26. EXPENSES 26.1 Initial costs The Borrowers must pay to each Administrative Party promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents. 26.2 Subsequent costs The Borrowers must pay to the Facility Agent promptly on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with: 26.2.1 the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate or Increase Confirmation) executed after the date of this Agreement; and 26.2.2 any amendment, waiver or consent requested by or on behalf of a Borrower or specifically allowed by this Agreement. 26.3 Enforcement costs The Borrowers must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document. 27. AMENDMENTS AND WAIVERS 27.1 Procedure 27.1.1 Except as provided in this Clause 27, any term of the Finance Documents (other than the Fee Letters) may be amended or waived with the agreement of all of the Borrowers and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause. 27.1.2 The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under sub-clause 27.1.1 above. Any such amendment or waiver is binding on all the Parties. 27.2 Exceptions 27.2.1 Subject to Clause 27.3 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document which relates to: (a) the definition of Majority Lenders in 1.1 (Definitions); (b) Clause 2.3 (Nature of a Finance Party’s rights and obligations); (c) an extension of the date of payment of any amount to a Lender under the Finance Documents; 84

(d) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents; (e) a change in currency of payment of any amount under the Finance Documents; (f) an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under any Facility; (g) a term of a Finance Document which expressly requires the consent of each Lender; (h) Clause 2.3 (Nature of a Finance Parties’ rights and obligations), Clause 5.1 (Giving of Requests), Clause 9.1 (Mandatory prepayment - Illegality), Clause 9.2 (Mandatory prepayment – change of control), Clause 9.8.2, Clause 17.19 (Sanctions), Clause 20.18 (Sanctions), Clause 28 (Changes to the Borrowers), Clause 29 (Changes to the Lenders), Clause 33 (Pro Rata Sharing), Clause 38 (Governing law) or Clause 39.1 (Jurisdiction); or (i) this Clause, may only be made with the consent of all the Lenders. 27.2.2 An amendment or waiver which relates to the rights or obligations of an Administrative Party or a Reference Bank (each in their capacity as such) may only be made with the consent of that Administrative Party or that Reference Bank, as the case may be. 27.3 Replacement of Screen Rate 27.3.1 Subject to Clause 27.2.2, if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to: (a) providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and (b) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (c) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (d) implementing market conventions applicable to that Replacement Benchmark; (e) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (f) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), 85 may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers. 27.3.2 If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 (ten) Business Days of that request being made: (a) its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 27.3.3 In this Clause 27.3: “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Replacement Benchmark” means a benchmark rate which is: (a) formally designated, nominated or recommended as the replacement for a Screen Rate by: (i) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above (b) in the opinion of the Majority Lenders and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or (c) in the opinion of the Majority Lenders and the Borrowers, an appropriate successor to a Screen Rate. “Screen Rate Replacement Event” means, in relation to a Screen Rate: (a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrowers, materially changed; (b) (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, 86 exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate; (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or (iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or (c) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrowers) temporary; or (ii) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 30 days; or (d) in the opinion of the Majority Lenders and the Borrowers, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. 27.4 Disenfranchisement of Defaulting Lenders 27.4.1 For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments. 27.4.2 For the purposes of this Clause 27.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders: (a) any Lender which has notified the Facility Agent that it has become a Defaulting Lender; (b) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred where, in the case of the events or circumstances referred to in paragraph (a), none of the exceptions to that paragraph apply, 87 unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 27.5 Replacement of a Defaulting Lender 27.5.1 The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Facility Agent and such Lender: (a) replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or (b) require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrowers, and which is acceptable to the Facility Agent (acting reasonably) (unless the Facility Agent is an Impaired Agent), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 29.11 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. 27.5.2 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions: (a) no Borrower shall have the right to replace the Facility Agent; (b) neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender; (c) the transfer must take place no later than 14 days alter the notice referred to in sub-clause 27.5.1 above; (d) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (e) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to sub-clause 27.5.1 above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to the Replacement Lender. 27.6 Excluded Commitments If a Lender does not accept or reject a request for an amendment, waiver or consent within 15 Business Days of receipt of such request (or such longer period as the Borrowers and the Facility Agent may agree), or abstains from accepting or rejecting a request for an amendment, 88 waiver or consent, its Commitments shall not be included for the purpose of calculating the Total Commitments or participations under any Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Commitments, Total Commitments and/or participations has been obtained to approve that request. 27.7 Change of currency 27.7.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then (a) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and (b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably). 27.7.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 27.8 Waivers and remedies cumulative The rights of each Finance Party under the Finance Documents: 27.8.1 may be exercised as often as necessary; 27.8.2 are cumulative and not exclusive of its rights under the general law; and 27.8.3 may be waived only in writing and specifically. Delay in exercising or non-exercise of any right is not a waiver of that right. 28. CHANGES TO THE BORROWERS No Borrower may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders. 29. CHANGES TO THE LENDERS 29.1 Assignments and transfers by Lenders 29.1.1 Subject to this Clause 29, a Lender (the “Existing Lender”) may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under this Agreement to any bank, financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”). 89

29.1.2 For the avoidance of doubt, any assignment or transfers pursuant to this Clause 29 (Changes to the Lenders) will apply on a pro rata basis across all Facilities. 29.1.3 Unless each of the Borrowers and the Facility Agent otherwise agree, an assignment or transfer of part of a Commitment or rights and obligations under this Agreement by the Existing Lender must be in an aggregate minimum amount (across the Facilities) of £15,000,000. 29.2 Borrower Consent 29.2.1 The consent of the Borrowers is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is: (a) to another Lender or an Affiliate of any Lender; or (b) made at a time when an Event of Default is continuing. 29.2.2 The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. The Borrowers will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrowers within that time. 29.3 Other conditions of assignment or transfer 29.3.1 An assignment will only be effective on: (a) receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and (b) performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender 29.3.2 A transfer will only be effective if the procedure set out in Clause 29.6 (Procedure for transfer) is complied with. 29.3.3 If: (a) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This sub-clause 29.3.3 shall not apply: (a) in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility; or 90

(b) in relation to Clause 13.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 13.2.7(b) (Tax gross-up) if the Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender. 29.3.4 Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender 29.4 Assignment or transfer fee Unless the Facility Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee £3,000. 29.5 Limitation of responsibility of Existing Lender 29.5.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (a) the legality, validity, effectiveness, adequacy, or enforceability of the Finance Documents or any other document; (b) the financial condition of any Borrower; (c) the performance and observance by any Borrower of its obligations under the Finance Documents or any other documents; or (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. 29.5.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (b) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. 29.5.3 Nothing in any Finance Document requires an Existing Lender to: (a) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or (b) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by a Borrower of its obligations under any Finance Document or otherwise. 91

29.6 Procedure for transfer 29.6.1 Subject to the conditions set out in Clauses 29.2 (Borrower consent) and Clause 29.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph 29.6.3 below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph 29.6.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. 29.6.2 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. 29.6.3 Subject to Clause 29.11 (Pro rata interest settlement), on the Transfer Date: (a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Borrowers and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”); (b) each of the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Borrower and the New Lender have assumed and/or acquired the same in place of that Borrower and the Existing Lender; (c) the Facility Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (d) the New Lender shall become a Party as a “Lender”. 29.7 Procedure for assignment 29.7.1 Subject to the conditions set out in Clause 29.2 (Borrower consent) and Clause 29.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with sub-clause 29.7.3 below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to sub-clause 29.7.2 below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. 29.7.2 The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has 92 complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. 29.7.3 Subject to Clause 29.11 (Pro rata interest settlement), on the Transfer Date: (a) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (b) the Existing Lender will be released by each Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and (c) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations. 29.7.4 Lenders may utilise procedures other than those set out in this Clause 29.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Borrower or unless in accordance with Clause 29.6 (Procedure for transfer), to obtain a release by that Borrower from the obligations owed to that Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Borrower consent) and Clause 29.3 (Other conditions of assignment or transfer). 29.8 Changes to the Reference Banks 29.8.1 If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank. 29.8.2 If a Reference Bank ceases to have a London office or novates or assigns all its rights and obligations under this Agreement or if any Commitments of any Reference Bank are cancelled or if Loans it has advanced are prepaid it shall be replaced as a Reference Bank by such other Lender or an Affiliate of a Lender with an office in London as the Facility Agent (after consultation with the Borrowers) shall designate by notice to the Borrowers and the Lenders. 29.9 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrowers The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrowers a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation. 29.10 Security over Lenders’ rights In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from any Borrower, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and 93

(b) any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by any Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 29.11 Pro rata interest settlement 29.11.1 If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.6 (Procedure for transfer) or any assignment pursuant to Clause 29.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of a Term): (a) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Term (or, if the Term is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Term); and (b) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (i) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and (ii) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.11, have been payable to it on that date, but after deduction of the Accrued Amounts. 29.11.2 In this Clause 29.11, references to “Term” shall be construed to include a reference to any other period for accrual of fees. 29.11.3 An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 94

30. CONFIDENTIALITY AND DISCLOSURE OF INFORMATION 30.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 30.2 (Disclosure of Confidential Information) and Clause 30.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 30.2 Disclosure of Confidential Information Any Finance Party may disclose: 30.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this sub-clause 30.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 30.2.2 to any person: (a) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (b) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrowers and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (c) appointed by any Finance Party or by a person to whom sub-clause 30.2.2(a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf; (d) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-clause 30.2.2(a) or (b) above; (e) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (f) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates security (or may do so) pursuant to Clause 29.10 (Security over Lenders’ rights); 95

(g) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (h) who is a Party; or (i) with the consent of all of the Borrowers, in each case, such Confidential Information as that Finance Party shall consider appropriate if: (i) in relation to sub-clause 30.2.2(a), (b) and (c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (ii) in relation to sub-clause 30.2.2(d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (iii) in relation to sub-clause 30.2.2(e), (f) and (g) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; 30.2.3 to any person appointed by that Finance Party or by a person to whom sub-clause 30.2.2(a) or (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this sub-clause 30.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party; 30.2.4 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrowers if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 30.3 Disclosure to numbering service providers 30.3.1 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services 96 in respect of this Agreement, the Facilities and/or the Borrowers the following information: (a) name of the Borrowers; (b) country of domicile of the Borrowers; (c) place of incorporation of the Borrowers; (d) date of this Agreement; (e) Clause 38 (Governing law); (f) the names of the Facility Agent and the Arrangers; (g) date of each amendment and restatement of this Agreement; (h) amounts of, and names of, each Facility; (i) amount of Total Commitments; (j) currencies of each Facility; (k) type of each Facility; (l) ranking of each Facility; (m) Final Maturity Date for each Facility; (n) changes to any of the information previously supplied pursuant to paragraphs (a) to (m) above; and (o) such other information agreed between such Finance Party and the Borrowers, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. 30.3.2 The Parties acknowledge and agree that each identification number assigned to this Agreement, each Facility and/or the Borrowers by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. 30.3.3 Each Borrower represents that none of the information set out in paragraphs (a) to (o) of sub-clause 30.3.1 above is, nor will at any time be, unpublished price-sensitive information. 30.3.4 The Facility Agent shall notify the Borrowers and the other Finance Parties of; (a) the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, each Facility and/or the Borrowers; and (b) the number or, as the case may be, numbers assigned to this Agreement, each Facility and/or the Borrowers by such numbering service provider. 97

30.4 Continuing obligations The obligations in this Clause 30 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of: 30.4.1 the date on which all amounts payable by the Borrowers under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and 30.4.2 the date on which such Finance Party otherwise ceases to be a Finance Party. 31. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS 31.1 Confidentiality and disclosure 31.1.1 The Facility Agent and each Borrower agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by sub-clause 31.1.2, 31.1.3 and 31.1.4 below. 31.1.2 The Facility Agent may disclose: (a) any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrowers pursuant to Clause 10.4 (Notification of rates of interest); and (b) any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a Confidentiality Undertaking. 31.1.3 The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Borrower may disclose any Funding Rate, to: (a) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors and partners if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it; (b) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Borrower, as the case may be, it is not practicable to do so in the circumstances; 98

(c) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Borrower, as the case may be, it is not practicable to do so in the circumstances; and (d) any person with the consent of the relevant Lender or Reference Bank, as the case may be. 31.1.4 The Facility Agent’s obligations in this Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 10.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (a) of sub-clause 31.1.2 above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification. 31.2 Other obligations 31.2.1 The Facility Agent and each Borrower acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Borrower undertakes not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose. 31.2.2 The Facility Agent and each Borrower agrees (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be: (a) of the circumstances of any disclosure made pursuant to paragraph (b) of sub-clause 31.1.3 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that any information has been disclosed in breach of this Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations). 32. SET-OFF A Finance Party may set off any matured obligation owed to it by a Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 99

33. PRO RATA SHARING 33.1 Redistribution 33.1.1 If any amount owing by a Borrower under this Agreement to a Lender (the “recovering Lender”) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a “recovery”), then: (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent; (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and (c) the recovering Lender must pay to the Facility Agent an amount equal to the excess (the “redistribution”). 33.2 Effect of redistribution 33.2.1 The Facility Agent must treat a redistribution as if it were a payment by the relevant Borrower under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly. 33.2.2 When the Facility Agent makes a distribution under sub-clause 33.2.1 above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution. 33.2.3 If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under sub-clause 33.2.2 above, the Borrower will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged. 33.2.4 If: (a) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to a Borrower; and (b) the recovering Lender has paid a redistribution in relation to that recovery, each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in sub-clause 33.2.2 above will operate in reverse to the extent of the reimbursement. 33.3 Exceptions Notwithstanding any other term of this Clause 33.3, a recovering Lender need not pay a redistribution to the extent that: 33.3.1 it would not, after the payment, have a valid claim against that Borrower in the amount of the redistribution; or 33.3.2 it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where: (a) the recovering Lender notified the Facility Agent of those proceedings; and 100

(b) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them. 34. SEVERABILITY 34.1 If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect: 34.1.1 the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or 34.1.2 the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents. 35. COUNTERPARTS Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 36. NOTICES 36.1 Communication in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by letter. 36.2 Addresses The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Borrowers, that identified with its name below: (i) WPDEM: Address: Avonbank, Feeder Road, Bristol, BS2 0TB Phone number: 0117 933 2374 E-mail: wpdtreasuryconfirms@westernpower.co.uk Attention: David Hole (ii) WPDWM: Address: Avonbank, Feeder Road, Bristol, BS2 0TB Phone number: 0117 933 2374 E-mail: wpdtreasuryconfirms@westernpower.co.uk Attention: David Hole (iii) WPDSW: Address: Avonbank, Feeder Road, Bristol, BS2 0TB 101

Phone number: 0117 933 2374 E-mail: wpdtreasuryconfirms@westernpower.co.uk Attention: David Hole (iv) WPDSWa: Address: Avonbank, Feeder Road, Bristol, BS2 0TB Phone number: 0117 933 2374 E-mail: wpdtreasuryconfirms@westernpower.co.uk Attention: David Hole (b) in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Facility Agent: Address: Lloyds Bank plc, 3rd Floor New Uberior House, 11 Earl Grey Street, Edinburgh, EH3 9BN E mail: scott.christie@lloydsbanking.com Attention: Scott Christie or any substitute address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice. 36.3 Delivery Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer. 36.3.1 Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified in paragraph (c) of Clause 36.2 (Addresses) above (or any substitute department or officer as the Facility Agent shall specify for this purpose). 36.3.2 All notices from or to a Borrower shall be sent through the Facility Agent. 36.3.3 Any communication or document which becomes effective, in accordance with sub- clause 36.3.1 above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 36.4 Notification of address Promptly upon changing its address, the Facility Agent shall notify the other Parties. 102

36.5 Electronic communication 36.5.1 Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (a) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (b) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. 36.5.2 Any such electronic communication or delivery as specified in sub-clause 36.5.1 above to be made between a Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. 36.5.3 Any such electronic communication or document as specified in sub-clause 36.5.1 above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose. 36.5.4 Any electronic communication or document which becomes effective, in accordance with sub-clause 36.3.2 above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. 36.5.5 Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 36.5. 36.6 English language 36.6.1 Any notice given under or in connection with any Finance Document must be in English. 36.6.2 All other documents provided under or in connection with any Finance Document must be: (a) in English; or (b) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 36.7 Communication when Facility Agent is Impaired Agent If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so 103 that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed. 37. LANGUAGE 37.1.1 Any notice given in connection with a Finance Document must be in English. 37.1.2 Any other document provided in connection with a Finance Document must be: (a) in English; or (b) (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document. 38. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 39. ENFORCEMENT 39.1 Jurisdiction 39.1.1 The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document including a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement. 39.1.2 The Parties agree that the English courts are the most appropriate and convenient courts to settle any such dispute and each Borrower waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document. 39.1.3 Notwithstanding sub-clauses 39.1.1 and 39.1.2 above, no Finance Party shall be prevented from taking: (a) proceedings in any other court; and (b) concurrent proceedings in any number of jurisdictions. 40. CONTRACTUAL RECOGNITION OF BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and 104

(iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. This Agreement has been entered into on the date stated at the beginning of this Agreement. 105

SCHEDULE 1
ORIGINAL PARTIES

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment	Facility D Commitment	Totals	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
HSBC UK Bank plc	34,831,114.40	34,831,114.40	30,651,380.67	17,415,557.20	117,729,166.67	
Lloyds Bank Plc	34,831,114.40	34,831,114.40	30,651,380.67	17,415,557.20	117,729,166.67	
Mizuho Bank, Ltd.	34,831,114.40	34,831,114.40	30,651,380.67	17,415,557.20	117,729,166.67	
National Westminster Bank Plc	34,831,114.40	34,831,114.40	30,651,380.67	17,415,557.20	117,729,166.67	
Royal Bank of Canada	34,831,114.40	34,831,114.40	30,651,380.67	17,415,557.20	117,729,166.67	
Santander UK Plc	34,831,114.40	34,831,114.40	30,651,380.67	17,415,557.20	117,729,166.67	
Barclays Bank PLC	31,952,662.71	31,952,662.71	28,118,343.20	15,976,331.36	107,999,999.98	
MUFG Bank, Ltd.	9,060,650.89	9,060,650.89	7,973,372.78	4,530,325.44	30,625,000.00	
Total	£250,000,000	£250,000,000	£220,000,000	£125,000,000	£845,000,000	

106

SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS 1. Borrowers (a) A copy of the constitutional documents of each Borrower. (b) A copy of a resolution of the board of directors of each Borrower: (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party. (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above. (d) A certificate of each Borrower (signed by a director) confirming that borrowing the relevant Commitments would not cause any borrowing or similar limit binding on it to be exceeded. (e) A certificate of an authorised signatory of the relevant Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2. Legal opinions A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 3. Other documents and evidence (a) A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the relevant Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (b) The Original Financial Statements. (c) Evidence that the Existing Facilities will be (i) repaid and cancelled in full prior to, or (ii) simultaneously fully refinanced by, the first utilisation under the Facilities. (d) Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 24 (Fees) and Clause 26 (Expenses) have been paid or will be paid by the first Drawdown Date. 107

SCHEDULE 3 REQUESTS To: [  ] as Facility Agent From: [  ] Date: [  ] £845,000,000 Facilities Agreement dated [  ] 2020 (as amended and restated from time to time) (the “Agreement”) 1. We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request. 2. We wish to borrow a Loan on the following terms: (a) Facility being utilised: [  ] (b) Drawdown Date: [  ] (c) Amount/currency: [  ] (d) Term: [  ] 3. Our payment instructions are: [  ] 4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied. 5. We confirm that as at [relevant testing date] Consolidated EBITDA was [  ] and Interest Payable was [  ]; therefore, the ratio of Consolidated EBITDA to Interest Payable was [  ] to 1. 6. We confirm that as at [relevant testing date] Regulatory Asset Base was [  ] and Total Net Debt was [  ]; therefore, Total Net Debt does not exceed an amount equal to 85% of the Regulatory Asset Base. 7. This Request is irrevocable. By: [  ] 108

SCHEDULE 4 FORM OF TRANSFER CERTIFICATE To: [  ] as Facility Agent From: [THE EXISTING LENDER] (the “Existing Lender”) and [THE NEW LENDER] (the “New Lender”) Date: [  ] £845,000,000 Facilities Agreement dated [  ] 2020 (as amended and restated from time to time) (the “Agreement”) We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 1. The Existing Lender and the New Lender agree to the Existing Lender transferring by novation to the New Lender, and in accordance with Clause 29.6 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule below. 2. The proposed Transfer Date is [  ]. 3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule. 4. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 29.5.3 (Limitation of responsibility of Existing Lenders) of the Agreement. 5. The New Lender confirms, for the benefit of the Facility Agent and without liability to any Borrower, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender] 6. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest 109 payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]** 7. [The New Lender confirms (for the benefit of the Facility Agent and without liability to any Borrower) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]), and is tax resident in [  ] *** so that interest payable to it by the Borrowers is generally subject to full exemption from UK withholding tax and notifies each Borrower which is a Party as a Borrower as at the Transfer Date that it wishes that scheme to apply to the Agreement.]**** 8. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 9. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. 10. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. NOTES: * Delete as applicable – each New Lender is required to confirm which of these three categories it falls within. ** Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 13.1 (Definitions). *** Insert jurisdiction of tax residence. **** This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement. 110

THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details, including applicable Commitment (or part)] Administrative details of the New Lender [insert details of Facility Office, address for notices and payment details etc.] [EXISTING LENDER] [NEW LENDER] By: By: The Transfer Date is confirmed by the Facility Agent as [  ]. [  ] By: 111

SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT To: [  ] as Facility Agent and [ ] as Borrower From: [THE EXISTING LENDER] (the “Existing Lender”) and [THE NEW LENDER] (the “New Lender”) Dated: [  ] £845,000,000 Facilities Agreement dated [  ] 2020 (as amended and restated from time to time) (the “Agreement”) 1. We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to Clause 29.7 (Procedure for assignment) of the Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. 3. The proposed Transfer Date is [  ]. 4. On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. 5. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 29.5.3 (Limitation of responsibility of Existing Lenders) of the Agreement. 7. The New Lender confirms, for the benefit of the Facility Agent and without liability to any Borrower, that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender]. 8. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: 112

(i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.] 9. [The New Lender confirms that it holds a passport under the HMRC DT Treaty passport scheme (reference number [  ]) and is tax resident in [  ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies each Borrower which is a Party as a Borrower as at the Transfer Date that it wishes that scheme to apply to the Agreement.] 10. This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.9 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Borrowers of the assignment referred to in this Assignment Agreement. 11. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. 12. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 13. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. 113

THE SCHEDULE Rights to be assigned and obligations to be released and undertaken [Insert relevant details] [Facility Office address and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [ ]. Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party. [Facility Agent] By: 114

SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE To: [  ] as Facility Agent From: [  ] Date: [  ] £845,000,000 Facilities Agreement dated [  ] 2020 (as amended and restated from time to time) (the “Agreement”) 1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that as at [relevant testing date], Consolidated EBITDA was [  ] and Interest Payable was [  ], therefore the ratio of Consolidated EBITDA to Interest Payable was [  ] to 1. 3. We confirm that as at [relevant testing date], Regulatory Asset Base was [  ] and Total Net Debt was [  ]; therefore Total Net Debt does not exceed 85% of the Regulatory Asset Base. 4. We set out below calculations establishing the figures in paragraphs 2 and 3 above: [  ]. 5. We confirm that the following companies were Material Subsidiaries at [relevant testing date]: [  ]. 6. [We confirm that no Default is outstanding as at [relevant testing date].]1 [  ] By: Director Director 1 If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it. 115

SCHEDULE 7 FORM OF INCREASE CONFIRMATION To: [  ] as Facility Agent and [  ] as Borrower From: [the Increase Lender] (the “Increase Lender”) Dated: [  ] £845,000,000 Facilities Agreement dated [  ] 2020 (as amended and restated from time to time) (the “Agreement”) 1. We refer to the Agreement This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation. 2. We refer to Clause 2.2 (Increase) of the Agreement. 3. In accordance with the terms of the Agreement the Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement. 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [  ]. 5. On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender. 6. The Facility Office, address and attention details for notices to the Increase Lender are set out in the Schedule. 7. The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.2 (Increase). 8. The Increase Lender confirms, for the benefit of the Facility Agent and without liability to any Borrower, that it is: 8.1.1 [a Qualifying Lender (other than a Treaty Lender);] 8.1.2 [a Treaty Lender;] 8.1.3 [not a Qualifying Lender].* 9. [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either; 9.1.1 a company resident in the United Kingdom for United Kingdom tax purposes; or 9.1.2 a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or 116

9.1.3 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]** 10. [The Increase Lender confirms (for the benefit of the Facility Agent and without liability to any Borrower) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]), and is tax resident in [  ] *** so that interest payable to it by the Borrowers is generally subject to full exemption from UK withholding tax and notifies each Borrower which is a Party as a Borrower as at the Increase Date that it wishes that scheme to apply to the Agreement.]**** 11. This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation. 12. This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law. 13. This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation. NOTES: * Delete as applicable – each Increase Lender is required to confirm which of these three categories it falls within. ** Include if Increase Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 13.1 (Definitions). *** Insert jurisdiction of tax residence. **** This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement. 117

THE SCHEDULE Relevant Commitment/rights and obligations to be assumed by the Increase Lender [insert relevant details] [Facility office address and attention details for notices and account details for payments] [Increase Lender] By: This Increase Confirmation is confirmed as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [  ]. Facility Agent By: as Facility Agent for and on behalf of each of the parties to the Agreement (other than the Increase Lender) 118

SCHEDULE 8 TIMETABLES Loans in euro Loans in sterling Loans in other currencies Facility Agent notifies the - - U-4 relevant Borrower if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies) Delivery of a duly completed U-3 U-1 U-3 Request (Clause 5.2 (Completion of Requests)) 9:30 a.m. 9:30 a.m. 9:30 a.m. Facility Agent determines (in U-3 U-1 U-3 relation to a Loan) the Base Currency Amount of the Loan, Noon Noon Noon if required under Clause 5.4 (Advance of Loan) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Advance of Loan) Facility Agent receives a Quotation Day - Quotation Day notification from a Lender under Clause 7.2.1 (Revocation of a currency) Facility Agent gives notice in Quotation Day - Quotation Day accordance with Clause 7.2 (Revocation of a currency) 5:30 p.m. 5:30 p.m. LIBOR or EURIBOR is fixed Quotation Day as of Quotation Day as of Quotation Day as of 11:00 a.m. London 11:00 am. 11:00 am. time in respect of LIBOR and as of 11:00 am. (Brussels time) in respect of EURIBOR Reference Bank Rate calculated [Noon] on the [Noon] on the [Noon] on the by reference to available Quotation Day in Quotation Day Quotation Day in quotations in accordance with respect of LIBOR and respect of LIBOR Clause 12.2 (Calculation of Quotation Day [11:30] Reference Bank Rate) a.m. (Brussels time) in respect of EURIBOR “U” = date of utilisation “U-X” = X Business Days prior to date of utilisation. 119

SCHEDULE 9 FORM OF SUBORDINATION DEED THIS SUBORDINATION DEED is entered into as a deed on [ ] and is made BETWEEN: 1. [  ] (registered number [  ]) (the “Company”); 2. [SUBORDINATED CREDITOR] (the “Subordinated Creditor”); and 3. [  ], as Facility Agent acting on behalf of the Lenders (the “Facility Agent”). 1. INTERPRETATION 1.1 Definitions In this Deed: “Agreement” means the £845,000,000 Multicurrency Revolving Facilities Agreement dated [] 2020 as amended from time to time between, amongst others, Western Power Distribution (East Midlands) PLC, (Western Power Distribution (West Midlands) PLC, Western Power Distribution (South West) PLC and Western Power Distribution (South Wales) PLC as Borrowers and [  ]as Facility Agent. “Certificate” means a document substantially in the form set out in Annex 1 (Form of Certificate). “Party” means a party to this Deed. “Permitted Subordinated Debt Payment” means: (a) the repayment or prepayment of any principal amount (or capitalised interest) outstanding under the Subordinated Finance Document; (b) the payment of any interest, fee or charge accrued or due under or any other amount payable in connection with the Subordinated Finance Document; or (c) the purchase, redemption, defeasance or discharge of any amount outstanding under the Subordinated Finance Document, provided that the Company, prior to any action referred to in paragraphs (a) to (c) above being taken, delivers to the Facility Agent a Certificate, signed by two directors of the Company, certifying that, taking into account any such action, the Company will be in compliance with its obligations under Clause 19 (Financial Covenants) of the Agreement on each of the next two Measurement Dates. “Senior Debt” means any present or future liability (actual or contingent) payable or owing by the Company to a Finance Party under or in connection with the Finance Documents. “Senior Debt Discharge Date” means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and no Finance Party has any commitment or liability, whether present or future, actual or contingent, in relation to the Company under the relevant Facility, as determined by the Facility Agent. “Subordinated Creditor Accession Deed” means a deed substantially in the form set out in Annex 1 (Form of Subordinated Creditor Accession Deed). 120

“Subordinated Debt” means any present or future liability (actual or contingent) payable or owing by the Company to the Subordinated Creditor under or in connection with any Subordinated Finance Document. “Subordinated Finance Document” means [  ]. 1.2 Construction 1.2.1 Capitalised terms defined in the Agreement have the same meaning in this Deed, unless given a different meaning in this Deed. 1.2.2 The principles of construction set out in the Agreement will have effect as if set out in this Deed. 1.2.3 Any undertaking by the Subordinated Creditor in this Deed remains in force from the date of this Deed to the Senior Debt Discharge Date. 1.3 Third Party rights Unless otherwise indicated and save in respect of any other creditor under any of the Finance Documents, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Deed. 2. SUBORDINATION 2.1 Ranking Each of the Parties hereby agrees that the Senior Debt, whether secured or unsecured, shall rank senior in priority to the Subordinated Debt. 2.2 Undertakings of the Company The Company must not without the prior consent of the Lenders: 2.2.1 make any payment whatsoever in respect of the Subordinated Debt other than a Permitted Subordinated Debt Payment; or 2.2.2 secure, in any manner, all or any part of the Subordinated Debt; or 2.2.3 defease, in any manner, all or any part of the Subordinated Debt; or 2.2.4 give any financial support (including the taking of any participation, the giving of any guarantee or other assurance or the making of any deposit) to any person in connection with all or any part of the Subordinated Debt; or 2.2.5 procure any other person to do any of the acts or take any of the actions referred to paragraphs 2.2.1 to 2.2.4 above. 2.3 Undertakings of the Subordinated Creditor 2.3.1 The Subordinated Creditor will not without the prior written consent of the Lenders: (a) allow to exist or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of all or any of the Subordinated Debt or all or any rights which it may have against the Company in respect of all or any part of the Subordinated Debt; or 121

(b) take or omit to take any action or step whereby the subordination of all or any of the Subordinated Debt might be terminated, impaired or adversely affected. 2.3.2 The Subordinated Creditor will not without the prior written consent of the Lenders receive any payment save where such payment is a Permitted Subordinated Debt Payment. 2.3.3 The Subordinated Creditor will not without the prior written consent of the Lenders: (a) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Subordinated Debt or enforce the Subordinated Debt by execution or otherwise; (b) initiate or support or take any steps with a view to, or which may lead to: (i) any insolvency, liquidation, reorganisation, administration or dissolution proceedings; (ii) any voluntary arrangement or assignment for the benefit of creditors; or (iii) any similar proceedings, involving the Company or any of its Subsidiaries, whether by petition, convening a meeting, voting for a resolution or otherwise; (c) bring or support any legal proceedings against the Company or any of its Subsidiaries; or (d) otherwise exercise any remedy for the recovery of all or any part of the Subordinated Debt (including, without limitation, the exercise of any right of set-off, counterclaim or lien). 2.3.4 If the Subordinated Creditor receives any payment which is in breach of any Finance Document, it shall hold such sums on trust for the Facility Agent (acting on behalf of the Lenders) and pay them immediately to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt. 2.3.5 The Subordinated Creditor and the Company hereby agree for the benefit of the Facility Agent and the Lenders that, notwithstanding the terms of the Subordinated Finance Document and any agreement relating to the Subordinated Debt, the Subordinated Debt is made available on terms such that it is not, save for a Permitted Subordinated Debt Payment or otherwise with the consent of the Lenders, repayable unless and until the Senior Debt Discharge Date shall have occurred. 2.4 Subordination on insolvency If there occurs any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character of the Company or the proceeds thereof, to creditors of the Company, by reason of the liquidation, dissolution or other winding-up of the Company or its businesses or any bankruptcy, reorganisation, receivership or insolvency or similar proceeding or any assignment for the benefit of creditors or there is a marshalling of the assets and liabilities of the Company, or the Company becomes subject to any event mentioned in clause 21.6 (Insolvency proceedings) of the Agreement or a voluntary arrangement, then and in any such event: 2.4.1 the Subordinated Debt shall continue to be subordinated to the Senior Debt; 122

2.4.2 any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Subordinated Debt or any part thereof by a liquidator, administrator or receiver (or the equivalent thereof) of the Company or its estate (the “rights”) made to or paid to, or received by the Subordinated Creditor or to which the Subordinated Creditor is entitled shall be held on trust by the Subordinated Creditor for the Lenders and shall forthwith be paid or, as the case may be, transferred or assigned to the Lenders to be applied against the Senior Debt; 2.4.3 if the trust referred to in paragraph 2.4.2 above or paragraph 2.3.4 of Clause 2.3 above fails or cannot be given effect to or if the Subordinated Creditor receives and retains the relevant payment or distribution, the Subordinated Creditor will pay over such rights in the form received to the Facility Agent (acting on behalf of the Lenders) to be applied against the Senior Debt; 2.4.4 the Subordinated Creditor acknowledges the rights of the Facility Agent (acting on behalf of the Lenders) to demand, sue and prove for, collect and receive every payment or distribution referred to in paragraph 2.4.2 above and give acquittance therefore and to file claims and take such other proceedings, in the Facility Agent’s own name or otherwise, as the Facility Agent may deem necessary or advisable for the enforcement of this Deed; and 2.4.5 the Subordinated Creditor by way of security for its obligations under this Deed irrevocably appoints the Facility Agent to be its attorney in order to enable the Facility Agent to enforce any and all claims upon or with respect to the Subordinated Debt or any part thereof, and to collect and receive any and all payments or distributions referred to in paragraph 2.4.2 above or to do anything which that Subordinated Creditor has authorised the Facility Agent or any other Party to do under this Deed or is itself required to do under this Deed but has failed to do (and the Facility Agent may delegate that power on such terms as it sees fit). 3. SET-OFF 3.1 The Subordinated Creditor shall not set off against the Subordinated Debt any amount payable by the Subordinated Creditor to the Company. 3.2 If any part of the Subordinated Debt is discharged in whole or in part by way of set-off, the Subordinated Creditor will promptly pay to the Facility Agent for application in accordance with the terms of paragraph 2.4.2 of Clause 2.4 (Subordination on insolvency) an amount equal to the amount of the Subordinated Debt discharged by such set-off. 4. NEW MONEY The Subordinated Creditor hereby agrees that the Facility Agent (acting on behalf of the Lenders) may, at its discretion, increase the facility made available to the Company and make further advances to the Company, and each such advance will be deemed to be made under the terms of the Agreement. 5. PROTECTION OF SUBORDINATION 5.1 The subordination in this Deed is a continuing subordination and benefits the ultimate balance of the Senior Debt. 5.2 Except as provided in this Deed, the subordination is, and the Subordinated Creditor’s obligations under this Deed will, not be affected by any act, omission or thing which, but for 123 this provision, would reduce, release or prejudice the subordination or any of the Subordinated Creditor’s obligations under this Deed. 6. MISCELLANEOUS 6.1 This Deed overrides anything in any Subordinated Finance Document to the contrary. 6.2 Any communication in respect of this Deed must be in writing. Contact details for each Party are set out opposite their name, below. 6.3 This Deed is a Finance Document. 7. ASSIGNMENT 7.1 The Facility Agent (acting on behalf of the Lenders) shall have the full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights, benefits and obligations under any of the Finance Documents are assigned or transferred in accordance with their provisions. 7.2 The Subordinated Creditor shall not assign or transfer all or any of its rights, title, benefit and interest in or to all or any part of the Subordinated Debt unless in full and on or prior to such assignment or transfer the assignee or transferee accedes to this Deed as Subordinated Creditor pursuant to the Subordinated Creditor Accession Deed. 8. TRUSTS 8.1.1 The Facility Agent shall hold the benefit of this Deed upon trust for itself and the Lenders. 8.1.2 The perpetuity period for each trust created by this Deed shall be 80 years. 9. TERMINATION Subject to Clause 4 (New Money), on the Senior Debt Discharge Date, the terms of this Deed shall terminate. 10. GOVERNING LAW This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. 11. JURISDICTION The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with this Deed and the Parties submit to the exclusive jurisdiction of the English courts. IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written. 124

Form of Subordinated Creditor Accession Deed To: [  ], as Facility Agent acting on behalf of the Lenders. To: [the Company] From: [Acceding Subordinated Creditor] THIS DEED is made on [date] by [Acceding Subordinated Creditor] (the “Acceding Subordinated Creditor”) in relation to the subordination deed (the “Subordination Deed”) dated [  ] between, among others, [  ] as Company, [  ] as Facility Agent and the Subordinated Creditor (as defined in the Subordination Deed). Terms defined in the Subordination Deed shall, unless otherwise defined in this Deed, bear the same meanings when used in this Deed. In consideration of the Acceding Subordinated Creditor being accepted as the Subordinated Creditor for the purposes of the Subordination Deed, the Acceding Subordinated Creditor confirms that, as from [date], it intends to be party to the Subordination Deed as the Subordinated Creditor and undertakes to perform all the obligations expressed in the Subordination Deed to be assumed by the Subordinated Creditor and agrees that it shall be bound by all the provisions of the Subordination Deed, as if it had been an original party to the Subordination Deed as the Subordinated Creditor. This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written. 125

SIGNATORIES Company EXECUTED as a DEED ) [  ] ) acting by ) ............................................................. Director In the presence of: Witness’s Signature: .................................................................. Name: .................................................................. Address: .................................................................. Company contact details: Address: Phone number: E-mail: Attention: EU-DOCS\27959506.12

Acceding Subordinated Creditor EXECUTED as a DEED ) by [ACCEDING SUBORDINATED CREDITOR] ) acting by ) ............................................................. Director In the presence of: Witness’s Signature: .................................................................. Name: .................................................................. Address: .................................................................. Subordinated Creditor contact details: Address: Phone number: E-mail: Attention: EU-DOCS\27959506.12

Facility Agent EXECUTED as a DEED ) by [AGENT] ) acting by ) ............................................................. Director In the presence of: Witness’s Signature: .................................................................. Name: .................................................................. Address: .................................................................. Facility Agent contact details: Address: EU-DOCS\27959506.12

Annex 2 Form of Certificate To: [  ] as Facility Agent From: [the Company] Date: [  ] £845,000,000 Revolving Facility Agreement dated [  ] 2020 (as amended and restated from time to time) (the “Agreement”) and Subordination Deed dated [  ] (as amended and restated from time to time) (the “Deed”) 1. We refer to the Agreement and the Deed. Capitalised terms defined in the Deed have the same meaning in this Certificate, unless given a different meaning in this Certificate. 2. We confirm that the Company will make [insert type of payment] of [insert amount and currency] under [insert description of relevant Subordinated Finance Document] on [insert date of payment], 3. We confirm that, taking into account such payment, the Company will be in compliance with its obligations under Clause 19 (Financial Covenants) of the Agreement on each of the next two Measurement Dates (as such term is defined in the Agreement). [ the Company ] By: Director By: Director 129 EU-DOCS\27959506.12

SIGNATORIES Company EXECUTED as a DEED ) by [  ] ) acting by ) ............................................................. Director In the presence of: Witness’s Signature: .................................................................. Name: .................................................................. Address: .................................................................. Company contact details: Address: Phone number: E-mail: Attention: EU-DOCS\27959506.12

Subordinated Creditor EXECUTED as a DEED ) by [SUBORDINATED CREDITOR] ) acting by ) ............................................................. Director In the presence of: Witness’s Signature: .................................................................. Name: .................................................................. Address: .................................................................. Subordinated Creditor contact details: Address: Phone number: E-mail: Attention: EU-DOCS\27959506.12

Facility Agent EXECUTED as a DEED ) by [  ] ) acting by ) ............................................................. Director In the presence of: Witness’s Signature: .................................................................. Name: .................................................................. Address: .................................................................. Facility Agent contact details: Address: EU-DOCS\27959506.12

SIGNATURES THE BORROWERS Signed by Julie Hunt (Treasurer) for and on behalf of WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC Address: Avonbank Feeder Road Bristol BS2 0TB [Signature page to the Facilities Agreement]

Signed by Julie Hunt (Treasurer) for and on behalf of WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC Address: Avonbank Feeder Road Bristol BS2 0TB [Signature page to the Facilities Agreement]

Signed by Julie Hunt (Treasurer) for and on behalf of WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC Address: Avonbank Feeder Road Bristol BS2 0TB [Signature page to the Facilities Agreement]

Signed by Julie Hunt (Treasurer) for and on behalf of WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC Address: Avonbank Feeder Road Bristol BS2 0TB [Signature page to the Facilities Agreement]

BOOKRUNNER AND MANDATED LEAD ARRANGER Signed by Roger Crosby (Director) for and on behalf of BARCLAYS BANK PLC Address: 5 The North Colonnade London E14 4BB [Signature page to the Facilities Agreement]

BOOKRUNNER AND MANDATED LEAD ARRANGER Signed by Scott Syme for and on behalf of HSBC UK BANK PLC Address: 1 Centenary Square Birmingham United Kingdom B1 1HQ [Signature page to the Facilities Agreement]

BOOKRUNNER AND MANDATED LEAD ARRANGER Signed by Lee Chester (Associate Director) for and on behalf of LLOYDS BANK PLC Address: 10 Gresham Street London EC2V 7AE [Signature page to the Facilities Agreement]

BOOKRUNNER AND MANDATED LEAD ARRANGER Signed by Kevin Andrews for and on behalf of MIZUHO BANK, LTD. Address: Mizuho House 30 Old Bailey London EC4M 7AU [Signature page to the Facilities Agreement]

BOOKRUNNER AND MANDATED LEAD ARRANGER Signed by David Noden (Director) for and on behalf of NATIONAL WESTMINSTER BANK PLC Address: 250 Bishopsgate London EC2M 4AA [Signature page to the Facilities Agreement]

BOOKRUNNER AND MANDATED LEAD ARRANGER Signed by David Ellis (Managing Director) [Digitally signed] for and on behalf of ROYAL BANK OF CANADA Address: Riverbank House 2 Swan Lane London EC4R 3BF [Signature page to the Facilities Agreement]

BOOKRUNNER AND MANDATED LEAD ARRANGER Signed by Alejandro Ciruelos and Rebecca Cook for and on behalf of SANTANDER UK PLC Address: 2 Triton Square Regent’s Place London NW1 3AN [Signature page to the Facilities Agreement]

MANDATED LEAD ARRANGER Signed by Simon Lello (Managing Director) for and on behalf of MUFG BANK, LTD. Address: Ropemaker Place 25 Ropemaker Street London EC2Y 9AN [Signature page to the Facilities Agreement]

THE LENDERS Signed by Roger Crosby (Director) for and on behalf of BARCLAYS BANK PLC Address: 5 The North Colonnade London E14 4BB [Signature page to the Facilities Agreement]

THE LENDERS Signed by Scott Syme for and on behalf of HSBC UK BANK PLC Address: 1 Centenary Square Birmingham United Kingdom B1 1HQ [Signature page to the Facilities Agreement]

THE LENDERS Signed by Lee Chester for and on behalf of LLOYDS BANK PLC Address: 10 Gresham Street London EC2V 7AE [Signature page to the Facilities Agreement]

THE LENDERS Signed by Kevin Andrews for and on behalf of MIZUHO BANK, LTD. Address: Mizuho House 30 Old Bailey London EC4M 7AU [Signature page to the Facilities Agreement]

THE LENDERS Signed by Simon Lello (Managing Director) for and on behalf of MUFG BANK, LTD. Address: Ropemaker Place 25 Ropemaker Street London EC2Y 9AN [Signature page to the Facilities Agreement]

THE LENDERS Signed by David Noden (Director) for and on behalf of NATIONAL WESTMINSTER BANK PLC Address: 250 Bishopsgate London EC2M 4AA [Signature page to the Facilities Agreement]

THE LENDERS Signed by David Ellis (Managing Director) [Digitally signed] for and on behalf of ROYAL BANK OF CANADA Address: Riverbank House 2 Swan Lane London EC4R 3BF [Signature page to the Facilities Agreement]

THE LENDERS Signed by Alejandro Ciruelos and Rebecca Cook for and on behalf of SANTANDER UK PLC Address: 2 Triton Square Regent’s Place London NW1 3AN [Signature page to the Facilities Agreement]

THE FACILITY AGENT Signed by John Togher (Associate Director) for and on behalf of LLOYDS BANK PLC [Signature page to the Facilities Agreement]

THE JOINT COORDINATORS Signed by Kevin Andrews for and on behalf of MIZUHO BANK, LTD. Address: Mizuho House 30 Old Bailey London EC4M 7AU [Signature page to the Facilities Agreement]

THE JOINT COORDINATORS Signed by David Noden (Director) for and on behalf of NATIONAL WESTMINSTER BANK PLC Address: 250 Bishopsgate London EC2M 4AA [Signature page to the Facilities Agreement]